EXECUTION COPY



                       AGREEMENT AND PLAN OF MERGER



                       Dated as of January 19, 1999,


                                   Among


                      NEWPORT NEWS SHIPBUILDING INC.,


                        ARES ACQUISITION CORPORATION


                                    And


                         AVONDALE INDUSTRIES, INC.



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                             TABLE OF CONTENTS


                                                                       Page

                                 ARTICLE I

                                 The Merger

SECTION 1.01.  The Merger..................................................2
SECTION 1.02.  Closing.....................................................2
SECTION 1.03.  Effective Time..............................................3
SECTION 1.04.  Effects.....................................................3
SECTION 1.05.  Articles of Incorporation and
                By-laws....................................................3
SECTION 1.06.  Directors of Surviving Corporation..........................3
SECTION 1.07.  Officers of Surviving Corporation...........................4
SECTION 1.08.  Board of Directors, Committees and
                 Officers of Parent........................................4



                                 ARTICLE II

                     Effect on the Capital Stock of the
             Constituent Corporations; Exchange of Certificates

SECTION 2.01.  Effect on Capital Stock.....................................5
SECTION 2.02.  Exchange of Certificates....................................6


                                ARTICLE III

               Representations and Warranties of the Company

SECTION 3.01.  Organization, Standing and Power...........................11
SECTION 3.02.  Company Subsidiaries; Equity
                 Interests................................................12
SECTION 3.03.  Capital Structure..........................................12
SECTION 3.04.  Authority; Execution and Delivery;
                 Enforceability...........................................14
SECTION 3.05.  No Conflicts; Consents.....................................14
SECTION 3.06.  SEC Documents; Undisclosed
                 Liabilities..............................................16
SECTION 3.07.  Information Supplied.......................................17
SECTION 3.08.  Absence of Certain Changes or
                 Events...................................................17
SECTION 3.09.  Taxes......................................................19
SECTION 3.10.  Absence of Changes in Benefit Plans........................20
SECTION 3.11.  ERISA Compliance; Excess Parachute
                 Payments.................................................20


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SECTION 3.12.  Litigation..................................................22
SECTION 3.13.  Compliance with Applicable Laws.............................22
SECTION 3.14.  Brokers; Schedule of Fees and
                 Expenses..................................................23
SECTION 3.15.  Opinion of Financial Advisor................................23
SECTION 3.16.  Accounting Matters..........................................23
SECTION 3.17.  Year 2000...................................................23
SECTION 3.18.  Environmental Matters.......................................24
SECTION 3.19.  Labor Matters...............................................25
SECTION 3.20.  Government Contracts........................................26


                                 ARTICLE IV

              Representations and Warranties of Parent and Sub

SECTION 4.01.  Organization, Standing and Power............................26
SECTION 4.02.  Parent Subsidiaries; Equity
                 Interests.................................................27
SECTION 4.03.  Capital Structure...........................................27
SECTION 4.04.  Authority; Execution and Delivery;
                 Enforceability............................................29
SECTION 4.05.  No Conflicts; Consents......................................30
SECTION 4.06.  SEC Documents; Undisclosed
                 Liabilities ..............................................31
SECTION 4.07.  Information Supplied........................................32
SECTION 4.08.  Absence of Certain Changes or
                 Events....................................................33
SECTION 4.09.  Taxes.......................................................34
SECTION 4.10.  Absence of Changes in Benefit Plans.........................35
SECTION 4.11.  ERISA Compliance; Excess Parachute
                 Payments..................................................35
SECTION 4.12.  Litigation..................................................37
SECTION 4.13.  Compliance with Applicable Laws.............................37
SECTION 4.14.  Brokers; Schedule of Fees and
                 Expenses..................................................37
SECTION 4.15.  Opinion of Financial Advisor................................37
SECTION 4.16.  Accounting Matters..........................................38
SECTION 4.17.  Year 2000...................................................38
SECTION 4.18.  Environmental Matters.......................................38
SECTION 4.19.  Labor Matters...............................................40
SECTION 4.20.  Government Contracts........................................40
SECTION 4.21.  Tenneco.....................................................40


                                 ARTICLE V

                 Covenants Relating to Conduct of Business

SECTION 5.01.  Conduct of Business.........................................41
SECTION 5.02.  No Solicitation by the Company..............................47
SECTION 5.03.  No Solicitation by Parent...................................50


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                                 ARTICLE VI

                           Additional Agreements

SECTION 6.01.  Preparation of the Form S-4 and
                 the Proxy Statement; Stockholders
                 Meetings..................................................52
SECTION 6.02.  Access to Information;
                 Confidentiality...........................................54
SECTION 6.03.  Reasonable Efforts; Notification............................55
SECTION 6.04.  Company Stock Options.......................................56
SECTION 6.05.  Benefit Plans...............................................58
SECTION 6.06.  Indemnification.............................................59
SECTION 6.07.  Fees and Expenses...........................................60
SECTION 6.08.  Public Announcements........................................62
SECTION 6.09.  Transfer Taxes..............................................62
SECTION 6.10.  Affiliates..................................................62
SECTION 6.11.  Stock Exchange Listing......................................62
SECTION 6.12.  Rights Agreements; Consequences if
                 Rights Triggered..........................................62
SECTION 6.13.  Tax Treatment...............................................63
SECTION 6.14.  Issuance of Parent Common Stock and
                 Company Stock.............................................64


                                ARTICLE VII

                            Conditions Precedent

SECTION 7.01.  Conditions to Each Party's
                 Obligation To Effect The Merger...........................64
SECTION 7.02.  Conditions to Obligations of
                 Parent and Sub............................................65
SECTION 7.03.  Conditions to Obligations of the
                 Company...................................................67


                                ARTICLE VIII

                     Termination, Amendment and Waiver

SECTION 8.01.  Termination.................................................69
SECTION 8.02.  Effect of Termination.......................................71
SECTION 8.03.  Amendment...................................................71
SECTION 8.04.  Extension; Waiver...........................................72
SECTION 8.05.  Procedure for Termination,
                 Amendment, Extension or Waiver............................72


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                                 ARTICLE IX

                             General Provisions

SECTION 9.01.  Nonsurvival of Representations and
                 Warranties................................................72
SECTION 9.02.  Notices.....................................................72
SECTION 9.03.  Definitions.................................................73
SECTION 9.04.  Interpretation; Disclosure Letters..........................74
SECTION 9.05.  Severability................................................74
SECTION 9.06.  Counterparts................................................74
SECTION 9.07.  Entire Agreement; No Third-Party
                 Beneficiaries.............................................75
SECTION 9.08.  Assignment..................................................75
SECTION 9.09.  Enforcement.................................................75
SECTION 9.10.  Governing Law...............................................76


Exhibits

Exhibit A      Articles of Incorporation of the Surviving
                 Corporation
Exhibit B-1    Corporate Governance of Parent Following
                 the Effective Time
Exhibit B-2    Corporate Governance of the Surviving
                 Corporation Following the Effective Time
Exhibit C-1    Form of Company Affiliate Letter
Exhibit C-2    Form of Parent Affiliate Letter
Exhibit D-1    Form of Parent Tax Representation Letter
Exhibit D-2    Form of Company Tax Representation Letter

                    AGREEMENT AND PLAN OF MERGER dated as of January 19,
               1999, among NEWPORT NEWS SHIPBUILDING INC., a Delaware corporation ("Parent"), ARES ACQUISITION CORPORATION, a Louisiana corporation ("Sub") and a wholly owned subsidiary of Parent, and AVONDALE INDUSTRIES, INC., a Louisiana corporation (the "Company").


          WHEREAS the respective Boards of Directors of Parent, Sub and the Company have approved the merger (the "Merger") of Sub into the Company on the terms and subject to the conditions set forth in this Agreement, whereby each issued share of common stock, par value $1.00 per share, of the Company (the "Company Common Stock") not owned directly or indirectly by Parent or the Company shall be converted into the right to receive common stock, par value $0.01 per share, of Parent (the "Parent Common Stock");

          WHEREAS simultaneously with the execution and delivery of this Agreement the Company and Parent are entering into a stock option agreement (the "Company Stock Option Agreement"), pursuant to which the Company is granting Parent the option to purchase shares of Company Common Stock on the terms and subject to the conditions set forth therein;

          WHEREAS simultaneously with the execution and delivery of this Agreement the Company and Parent are entering into a stock option agreement (the "Parent Stock Option Agreement" and, together with this Agreement and the Company Stock Option Agreement, the "Transaction Agreements"), pursuant to which Parent is granting the Company the option to purchase shares of Parent Common Stock on the terms and subject to the conditions set forth therein;

          WHEREAS for Federal income tax purposes it is intended that the Merger qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and that this Agreement constitutes a plan of reorganization;

          WHEREAS for accounting purposes, it is intended that the Merger be accounted for as a pooling of interests under United States generally accepted accounting principles ("GAAP"); and

          WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

          NOW, THEREFORE, the parties hereto agree as follows:


                                 ARTICLE I

                                 The Merger

          SECTION 1.01. The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the Louisiana Business Corporation Law (the "BCL"), Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.03). At the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation"). If Parent and the Company agree, the structure of the Merger (as set forth in this Section 1.01) will be changed in order to qualify the transaction as another form of tax-free reorganization under Section 368 of the Code or as a tax-free incorporation transaction under Section 351 of the Code (and in the latter case the Company Common Stock will be converted into the right to receive common stock of a newly-formed corporation that will become the sole stockholder of Parent and the Company), and otherwise on substantially the same terms as set forth in this Agreement. In such case, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such change in structure. The Merger and the other transactions contemplated by the Transaction Agreements (including any exercise of the options granted pursuant to the Company Stock Option Agreement or the Parent Stock Option Agreement) are referred to in this Agreement collectively as the "Transactions".

          SECTION 1.02. Closing. The closing (the "Closing") of the Merger shall take place at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019 at 10:00 a.m. on the second business day following the satisfaction (or, to the extent permitted by law, waiver by all parties) of the conditions set forth in Section 7.01, or, if on such day any condition set forth in Section 7.02 or 7.03 has not been satisfied (or, to the extent permitted by law, waived by the party or parties entitled to the benefits thereof), as soon as practicable after all the conditions set forth in Article VII have been satisfied (or, to the extent permitted by law, waived by the parties entitled to the benefits thereof), or at such other place, time and date as shall be agreed in writing between

Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".

          SECTION 1.03. Effective Time. Prior to the Closing, Parent shall prepare, and on the Closing Date Parent shall file with the Secretary of State of the State of Louisiana, a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the BCL and shall make all other filings or recordings required under the BCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with such Secretary of State, or at such other time as Parent and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time"). After receipt of the Company Shareholder Approval (as defined in Section 3.04(c)), prior to the Closing, the respective secretaries or assistant secretaries of Sub and the Company shall certify on this Agreement the fact that such approvals have been obtained, and this Agreement shall be signed and acknowledged by a president or vice-president of Sub and the Company, in each case in compliance with Section 112 of the BCL.

          SECTION 1.04. Effects. The Merger shall have the effects set forth in Section 115 of the BCL.

          SECTION 1.05. Articles of Incorporation and Bylaws. (a) The Articles of Incorporation of the Company shall be amended and restated at the Effective Time to read in the form of Exhibit A, and, as so amended, such Articles of Incorporation shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          (b) Subject to Section 1.06 and Exhibit B-2, the By-laws of Sub as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          SECTION 1.06. Directors of Surviving Corporation. Immediately following the Effective Time, (i) the Board of Directors of the Surviving Corporation the ("Surviving Board") shall be comprised of the individuals set forth on Exhibit B-2 (consisting of two designees of Parent and two designees of the Company), it being agreed that if at any time prior to the Effective Time any person set forth on Exhibit B-2 shall be unable to serve as a director, at such time the party whose designee is unable to serve shall designate another individual reasonably acceptable to the other party to serve in such individual's place (and Exhibit B-2 shall be deemed amended accordingly) and (ii) the By-laws of the Surviving Corporation shall be amended to include the provisions set forth on Exhibit B-2. During the period from the Effective Time through the one year anniversary of the Effective Time, (i) the number of directors on the Surviving Board shall not be changed without the approval of the majority of the members of the Surviving Board and (ii) neither of the two designees of the Company set forth on Exhibit B-2 or other designees of the Company as provided above will be removed or replaced as a member of the Surviving Board unless the Board of Directors of Parent (the "Parent Board"), acting by majority vote of all of the directors then serving on the Parent Board, determines in good faith that such removal or replacement is required in order for the Parent Board to discharge its fiduciary duties.

          SECTION 1.07. Officers of Surviving Corporation. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

          SECTION 1.08. Board of Directors, Committees and Officers of Parent. Immediately following the Effective Time, the Parent Board, committees of the Parent Board and officers of Parent shall be as set forth on or designated in accordance with Exhibit B-1 hereto until the earlier of the resignation or removal of any individual set forth on or designated in accordance with Exhibit B-1 or until their respective successors are duly elected and qualified, as the case may be, it being agreed that if any of Albert L. Bossier, Jr., Francis R. Donovan or Hugh A. Thompson shall be unable to serve as a director at the Effective Time the Company shall designate another member of the Company Board (as defined below) as of the date hereof reasonably acceptable to Parent to serve in such individual's place. If any officer set forth on or designated in accordance with Exhibit B-1 ceases to be a full-time employee of either Parent or the Company at or before the Effective Time, the parties will agree upon another person to serve in such person's stead.

                                 ARTICLE II

                     Effect on the Capital Stock of the
             Constituent Corporations; Exchange of Certificates

          SECTION 2.01. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Sub:

          (a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

          (b) Cancelation of Treasury Stock and Parent- Owned Stock. Each share of Company Common Stock that is owned by the Company, Parent or Sub shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no Parent Common Stock or other consideration shall be delivered in exchange therefor.

          (c) Conversion of Company Common Stock. (1) Subject to Sections 2.01(b), 2.01(d) and 2.02(e), each issued share of Company Common Stock shall be converted into the right to receive the number (the "Conversion Number") of fully paid and nonassessable shares of Parent Common Stock that is equal to the quotient obtained by dividing (i) $35.50 by (ii) the Average Parent Stock Price (as defined below) (rounded to the nearest one-ten-thousandth); provided, however, that in no event shall the Conversion Number be greater than 1.2500 or less than 1.1500. For purposes hereof, the "Average Parent Stock Price" means the average closing price, for the 15 trading days ending immediately on the fourth trading day prior to the Company Shareholders Meeting (as defined in Section 6.01) (not counting the day of the Company Shareholders Meeting), per share of Parent Common Stock as reported on the New York Stock Exchange (the "NYSE"), as reported in The Wall Street Journal (Northeast Edition), or, if not reported thereby, any other authoritative source.

          (2) The shares of Parent Common Stock to be issued upon the conversion of shares of Company Common Stock pursuant to this Section 2.01(c) and cash in lieu of fractional shares as contemplated by Section 2.02(e) are referred to collectively as "Merger Consideration". At the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive Merger Consideration upon surrender of such certificate in accordance with Section 2.02, without interest.

          (d) Dissent Rights. Notwithstanding anything in this Agreement to the contrary, shares ("Dissent Shares") of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by any person who is entitled to demand and properly demands payment from the Company of the fair cash value of such Dissent Shares pursuant to, and who complies in all respects with, Section 131 of the BCL ("Section 131") shall not be converted into Merger Consideration as provided in Section 2.01(c), but rather the holders of Dissent Shares shall be entitled to payment from the Company of the fair cash value of such Dissent Shares in accordance with Section 131; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to receive payment of fair cash value under Section 131, then the right of such holder to be paid the fair cash value of such holder's Dissent Shares shall cease and such Dissent Shares shall be treated as if they had been converted as of the Effective Time into Merger Consideration as provided in Section 2.01(c). The Company shall promptly notify Parent of any demands received by the Company for payment of the fair cash value of any shares of Company Common Stock, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

          SECTION 2.02. Exchange of Certificates. (a) Exchange Agent. Promptly following the Effective Time, Parent shall deposit with ChaseMellon Shareholder Services, LLC, or such other bank or trust company as may be designated by Parent and the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Parent Common Stock issuable pursuant to Section 2.01 in exchange for outstanding shares of Company Common Stock (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). For the purposes of such deposit, Parent shall assume that there will not be any fractional shares of Parent Common Stock.

          (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates (the "Certificates") that immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive Merger Consideration pursuant to Section 2.01, (i) a letter of transmittal (which
(A) shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, (B) shall have such other provisions as Parent may reasonably specify and (C) shall be in a form to be reasonably agreed upon by Parent and the Company) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for Merger Consideration. Upon surrender of a Certificate for cancelation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock (together with cash in lieu of fractional shares) that such holder has the right to receive pursuant to the provisions of this
Article II, and the Certificate so surrendered shall forthwith be canceled. Until such time as a certificate representing Parent Common Stock is issued to or at the direction of the holder of a surrendered Certificate, such Parent Common Stock shall not be entitled to vote on any matter. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, a certificate representing the appropriate number of shares of Parent Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender Merger Consideration as contemplated by this Section
2.02. No interest shall be paid or accrue on any cash payable upon surrender of any Certificate.

          (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective

Time shall be paid to the holder of any Certificate with respect to the shares of Parent Common Stock issuable upon surrender thereof, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e) until the surrender of such Certificate in accordance with this Article II. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

          (d) No Further Ownership Rights in Company Common Stock. The Merger Consideration issued (and paid) in accordance with the terms of this
Article II upon conversion of any shares of Company Common Stock shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to such shares, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by the Company on such shares in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any certificates formerly representing shares of Company Common Stock are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

          (e) No Fractional Shares. (1) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the conversion of Company Common Stock pursuant to Section 2.01, and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a holder of Parent Common Stock.

          (2) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (A) the number of shares of Parent Common Stock delivered to the Exchange Agent by Parent pursuant to
Section 2.02(a) over (B) the aggregate number of whole shares of Parent Common Stock to be issued to holders of Company Common Stock pursuant to
Section 2.02(b) (such excess being herein called the "Excess Shares"). As soon after the Effective Time as practicable, the Exchange Agent, as agent for the holders of Company Common Stock, shall sell the Excess Shares at then prevailing prices on the NYSE, all in the manner provided in Section 2.02(e)(3).

          (3) The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. The proceeds from such sale or sales available for distribution to the holders of Company Common Stock shall be reduced by the compensation payable to the Exchange Agent and the expenses incurred by the Exchange Agent, in each case, in connection with such sale or sales of the Excess Shares, including all related commissions, transfer taxes and other out-of-pocket transaction costs. Until the net proceeds of such sale or sales have been distributed to the holders of Company Common Stock entitled thereto, the Exchange Agent shall hold such proceeds in trust for such holders of Company Common Stock (the "Common Shares Trust"). The Exchange Agent shall determine the portion of the Common Shares Trust to which each holder of a Certificate shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest in a share of Parent Common Stock to which such holder is entitled under Section 2.01(c) (or would be entitled but for this Section 2.02(e)) and the denominator of which is the aggre gate amount of fractional interests in a share of Parent Common Stock to which all holders of Company Common Stock are entitled.

          (4) Notwithstanding the provisions of Sections 2.02(e)(2) and 2.02(e)(3), the Surviving Corporation may elect at its option, exercised prior to the Effective Time, in lieu of the issuance and sale of Excess Shares and the making of the payments contemplated above, to pay each former holder of Company Common Stock an amount in cash, without interest, rounded to the nearest cent, equal to the product of (A) the amount of the fractional share interest in a share of Parent Common Stock to which such holder is entitled under Section 2.01(c) (or would be entitled but for this Section 2.02(e)) and (B) the average of the closing sale prices for Parent Common Stock on the NYSE, as reported in The Wall Street Journal, Northeastern edition, for each of the ten consecutive trading days ending with the second complete trading day prior the Closing Date (not counting the Closing Date). Any such payments shall be made at the time certificates for shares of Parent Common Stock are delivered to each former holder of Company Common Stock pursuant to Section 2.02(b).

          (5) As soon as practicable after the determina tion of the amount of cash, if any, to be paid to holders of Company Common Stock in lieu of any fractional share interests in Parent Common Stock, the Exchange Agent shall make available such amounts, without interest, to the holders of Company Common Stock entitled to receive such cash.

          (f) Termination of Exchange Fund and Common Shares Trust. Any portion of the Exchange Fund and Common Shares Trust that remains undistributed to the holders of Company Common Stock for six months after the Effective Time shall be delivered to Parent, upon demand, and any holder of Company Common Stock who has not theretofore complied with this
Article II shall thereafter look only to Parent for payment of its claim for Merger Consideration and any dividends or distributions with respect to Parent Common Stock as contemplated by Section 2.02(c)(i).

          (g) No Liability. None of Parent, Sub, the Company or the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund or the Common Shares Trust delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate has not been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which Merger Consideration or any dividends or distributions with respect to Parent Common Stock as contemplated by Section 2.02(c)(i) in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.05)), any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

          (h) Investment of Exchange Fund and Common Shares Trust. The Exchange Agent shall invest any cash included in the Exchange Fund and Common Shares Trust, as directed by

Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

          (i) Withholding Rights. Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Company Common Stock pursuant to this Agreement such amounts as it determines in good faith to be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority, Parent or the Surviving Corporation, as the case may be, shall be treated as though it withheld an appropriate amount of the type of consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock, sold such consideration for an amount of cash equal to the fair market value of such consideration at the time of such deemed sale and paid such cash proceeds to the appropriate taxing authority.


                                ARTICLE III

               Representations and Warranties of the Company

          The Company represents and warrants to Parent and Sub that, except as disclosed in the letter dated as of the date of this Agreement, from the Company to Parent and Sub (the "Company Disclosure Letter"):

          SECTION 3.01. Organization, Standing and Power. Each of the Company and each of its subsidiaries (the "Company Subsidiaries") is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the Company, on the ability of the Company to perform its obligations under the Transaction Agreements or on the ability of the Company to consummate the Merger and the other Transactions (a "Company Material Adverse Effect"). The Company and each Company Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business or their ownership or leasing of its properties make such qualification necessary, except where the failure to so qualify has not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company has made available to Parent true and complete copies of the articles of incorporation of the Company, as amended to the date of this Agreement (as so amended, the "Company Charter"), and the By-laws of the Company, as amended to the date of this Agreement (as so amended, the "Company Bylaws"), and the comparable charter and organizational documents of each Company Subsidiary, in each case as amended through the date of this Agreement.

          SECTION 3.02. Company Subsidiaries; Equity Interests. (a) The Company Disclosure Letter lists each Company Subsidiary. All the outstanding shares of capital stock of each Company Subsidiary have been validly issued and are fully paid and nonassessable and are owned by the Company, by another Company Subsidiary or by the Company and another Company Subsidiary, free and clear of all claims, pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens").

          (b) Except for its interests in the Company Subsidiaries, the Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

          SECTION 3.03. Capital Structure. The authorized capital stock of the Company consists of 30,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $1.00 per share ("Company Preferred Stock" and, together with the Company Common Stock, the "Company Capital Stock"). At the close of business on December 31, 1998, (i) 13,254,066 shares of Company Common Stock and no shares of Company Preferred Stock were issued and outstanding, (ii) 2,713,016 shares of Company Common Stock were held by the Company in its treasury, (iii) 476,332 shares of Company Common Stock were subject to outstanding Company Employee Stock Options (as defined in Section 6.04) and 942,823 additional shares of Company Common Stock were reserved for issuance pursuant to the Company Stock Plans (as defined in Section 6.04) and (iv) 1,000,000 shares of Company Preferred Stock were reserved for issuance in connection with the rights (the "Company Rights") issued pursuant to the Stockholder Protection Rights Agreement dated as of September 26, 1994 (as amended from time to time, the "Company Rights Agreement"), between the Company and ChaseMellon Shareholder Services, LLC, as Rights Agent. Except as set forth above and except for the shares of

Company Common Stock reserved for issuance upon the exercise of the option granted to Parent pursuant to the Company Stock Option Agreement, at the close of business on December 31, 1998, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. There are no outstanding Company SARs (as defined in Section 6.04) that were not granted in tandem with a related Company Employee Stock Option. All outstanding shares of Company Capital Stock are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the BCL, the Company Charter, the Company By-laws or any Contract (as defined in Section 3.05) to which the Company is a party or otherwise bound. There are not any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Common Stock may vote ("Voting Company Debt"). Except as set forth above, as of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which any of them is bound (i) obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company or of any Company Subsidiary or any Voting Company Debt, (ii) obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Company Capital Stock. As of the date of this Agreement, there are not any outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary. The Company has delivered to Parent a complete and correct copy of the Company Rights Agreement, as amended to the date of this Agreement.

          SECTION 3.04. Authority; Execution and Delivery; Enforceability.
(a) The Company has all requisite corporate power and authority to execute the Transaction Agreements to which it is a party and to consummate the Transactions. The execution and delivery by the Company of each Transaction Agreement to which it is a party and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to receipt of the Company Shareholder Approval. The Company has duly executed and delivered each Transaction Agreement to which it is a party, and each Transaction Agreement to which it is a party constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

          (b) The Board of Directors of the Company (the "Company Board"), at a meeting duly called and held duly adopted resolutions by the necessary vote (i) approving this Agreement and the other Transaction Agreements, the Merger and the other Transactions, (ii) determining that the terms of the Merger and the other Transactions are fair to and in the best interests of the Company and its shareholders and (iii) recommending that the Company's shareholders approve this Agreement. Such resolutions are sufficient to render inapplicable to Parent and Sub (when acting in accordance with and pursuant to this Agreement and the other Transaction Agreements) and this Agreement and the other Transaction Agreements, the Merger and the other Transactions the provisions of Sections 132-134 of the BCL. To the Company's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Company with respect to this Agreement and the other Transaction Agreements, the Merger or any other Transaction.

          (c) The only vote of holders of any class or series of Company Capital Stock necessary to approve and adopt this Agreement and the Merger is the approval of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock (the "Company Shareholder Approval"). The affirmative vote of the holders of Company Capital Stock, or any of them, is not necessary to approve any Transaction Agreement other than this Agreement or to consummate any Transaction other than the Merger.

          SECTION 3.05. No Conflicts; Consents. (a) The execution and delivery by the Company of each Transaction Agreement to which it is a party do not, and the consummation of the Merger and the other Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of (i) the Company Charter, the Company By-laws or the comparable charter or organizational documents of any Company Subsidiary,
(ii) any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (a "Contract") to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 3.05(b), any judgment, order or decree ("Judgment") or statute, law (including common law), ordinance, rule or regulation ("Applicable Law") applicable to the Company or any Company Subsidiary or their respective properties or assets, except, in the case of clauses (ii) and (iii) above, for any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

          (b) No material consent, approval, license, permit, order or authorization ("Consent") of, or registration, declaration or filing with, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution, delivery and performance of any Transaction Agreement to which it is a party or the consummation of the Transactions, other than (i) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), (ii) the filing with the Securities and Exchange Commission (the "SEC") of (A) a proxy or information statement relating to the approval of this Agreement by the Company's shareholders (the "Proxy Statement") and (B) such reports under Sections 13 and 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the other Transaction Agreements, the Merger and the other Transactions, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Louisiana and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (iv) such filings as may be required in connection with transfers of property under applicable Environmental Laws (as defined in

Section 3.18), (v) such filings as may be required in connection with the taxes described in Section 6.09 and (vi) such other items required solely by reason of the participation of Parent (as opposed to any third party) in the Transactions.

          (c) The Company and the Company Board have taken all action necessary to (i) render the Company Rights inapplicable to this Agreement and the other Transaction Agreements, the Merger and the other Transactions and (ii) ensure that (A) neither Parent nor any of its affiliates or associates is or will become an "Acquiring Person" (as defined in the Company Rights Agreement) by reason of any Transaction Agreement, the Merger or any other Transaction, (B) a "Separation Time" (as defined in the Company Rights Agreement) shall not occur by reason of any Transaction Agreement, the Merger or any other Transaction and (C) the Company Rights shall expire immediately prior to the Effective Time.

          SECTION 3.06. SEC Documents; Undisclosed Liabilities. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC since January 1, 1997 (the "Company SEC Documents"). As of its respective date, each Company SEC Document complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Company SEC Document filed after January 1, 1998 (the "Company 1998 SEC Documents") has been revised or superseded by a later filed Company 1998 SEC Document, the Company 1998 SEC Documents do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Except as set forth in the Filed Company SEC Documents (as defined in Section 3.08), neither the Company nor any Company Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

          SECTION 3.07. Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in connection with the Merger (the "Form S-4") will, at the time the Form S-4 becomes effective under the Securities Act and at the time of any post-effective amendments, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Proxy Statement will, at the date it is first mailed to the Company's shareholders or Parent's stockholders or at the time of the Company Shareholders Meeting (as defined in Section 6.01) or the Parent Stockholders Meeting (as defined in Section 6.01), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub for inclusion or incorporation by reference in the Proxy Statement.

          SECTION 3.08. Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed Company SEC Documents"), from the date of the most recent audited financial statements included in the Filed Company SEC Documents to the date of this Agreement, the Company has conducted its business only in the ordinary course, and during such period there has not been:

          (i) any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect;

          (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Company Capital Stock or any purchase, redemption or other acquisition for value by the Company of any Company Capital Stock;

          (iii) any split, combination or reclassification of any Company Capital Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock;

          (iv) (A) any granting by the Company or any Company Subsidiary to any director or executive officer of the Company or any Company Subsidiary of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents, (B) any granting by the Company or any Company Subsidiary to any such director or executive officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents, or (C) any entry by the Company or any Company Subsidiary into any employment, severance or termination agreement with any such director or executive officer;

          (v) any change in accounting methods, principles or practices by the Company or any Company Subsidiary materially affecting the consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP; or

          (vi) any material elections with respect to Taxes (as defined in Section 3.09) by the Company or any Company Subsidiary (other than those elections reflected on Tax Returns filed as of the date hereof) or settlement or compromise by the Company or any Company Subsidiary of any material Tax liability or refund.

          SECTION 3.09. Taxes. (a) Each of the Company and each Company Subsidiary has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax Returns, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

          (b) The most recent financial statements contained in the Filed Company SEC Documents reflect an adequate reserve for all Taxes payable by the Company and the Company Subsidiaries for all Taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to any Taxes has been proposed, asserted or assessed against the Company or any Company Subsidiary, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

          (c) The Federal income Tax Returns of the Company and each Company Subsidiary consolidated in such Returns have been examined by and settled with the United States Internal Revenue Service for all years through 1987. All material assessments for Taxes due with respect to such completed and settled examinations or any concluded litigation have been fully paid.

          (d) There are no material Liens for Taxes (other than for current Taxes not yet due and payable or which are being contested in good faith) on the assets of the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary is bound by any agreement with respect to Taxes. Material Tax Liens which are being contested in good faith as of the date hereof are set forth in the Company Disclosure Letter.

          (e) The Company has no reason to believe that any conditions exist that would reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          (f) For purposes of this Agreement:

          "Taxes" includes all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, Federal or other Governmental Entity, or in connection with any agreement with respect to Taxes, including all interest, penalties and additions imposed with respect to such amounts.

          "Tax Return" means all Federal, state, local, provincial and foreign Tax Returns, declarations, statements, reports, schedules, forms and information Returns and any amended Tax Return relating to Taxes.

          SECTION 3.10. Absence of Changes in Benefit Plans. Except as disclosed in the Filed Company SEC Documents, from the date of the most recent audited financial statements included in the Filed Company SEC Documents to the date of this Agreement, there has not been any adoption or amendment in any material respect by the Company or any Company Subsidiary of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company or any Company Subsidiary (collectively, the "Company Benefit Plans"). Except as disclosed in the Filed Company SEC Documents, as of the date of this Agreement there are not any employment, consulting, indemnification, severance or termination agreements or arrangements between the Company or any Company Subsidiary and any current or former executive officer or director of the Company or any Company Subsidiary.

          SECTION 3.11. ERISA Compliance; Excess Parachute Payments. (a) The Company Disclosure Letter contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Company Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other Company Benefit Plans maintained, or contributed to, by the Company or any Company Subsidiary for the benefit of any current or former employees, officers or directors of the Company or any Company Subsidiary.

          (b) All Company Pension Plans have been the subject of determination letters from the Internal Revenue Service to the effect that such Company Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the knowledge of the Company, has revocation been threatened, nor has any such Company Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs.

          (c) No Company Pension Plan, had, as of the respective last annual valuation date for each such Company Pension Plan, an "unfunded benefit liability" (as such term is defined in Section 4001(a)(18) of ERISA), based on actuarial assumptions that have been furnished to Parent. To the knowledge of the Company, none of the Company Pension Plans has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived. To the knowledge of the Company, none of the Company, any Company Subsidiary, any officer of the Company or any of its Company Subsidiary or any of the Company Benefit Plans which are subject to ERISA, including the Company Pension Plans, any trusts created thereunder or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject the Company, any Company Subsidiary or any officer of the Company or any Company Subsidiary to the tax or penalty on prohibited transactions imposed by such Section 4975 or to any liability under Section 502(i) or 502(1) of ERISA. During the previous five years,
(i) none of the Company Pension Plans and trusts has been terminated, (ii) to the knowledge of the Company, no "reportable event" (as that term is defined in Section 4043 of ERISA) has occurred with respect to any Company Benefit Plan, and (iii) neither the Company nor any Company Subsidiary has contributed or maintained, or been required to contribute or maintain, a multiemployer pension plan within the meaning of Section 4001(a)(3) of ERISA.

          (d) With respect to any Company Benefit Plan that is an employee welfare benefit plan, (i) no such Company Benefit Plan is funded through a "welfare benefits fund" (as such term is defined in Section 419(e) of the Code) and (ii) each such Company Benefit Plan (including any such Plan covering retirees or other former employees) may be amended or terminated without material liability to the Company and the Company Subsidiary on or at any time after the Effective
Time.

          (e) Other than payments that may be made to the persons listed in the Company Disclosure Letter (the "Primary Company Executives"), any amount that could be received (whether in cash or property or the vesting of property) as a result of the Merger or any other Transaction by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Company Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code). Set forth in the Company Disclosure Letter is (i) the estimated maximum amount that could be paid to each Primary Company Executive as a result of the Merger and the other Transactions under all employment, severance and termination agreements, other compensation arrangements and Company Benefit Plans currently in effect and (ii) the estimated "base amount" (as defined in Section 280G(b)(3) of the Code) for each Primary Company Executive calculated as of the date of this Agree ment, assuming that the Transactions occur after December 31, 1998.

          SECTION 3.12. Litigation. Except as disclosed in the Filed Company SEC Documents, there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any Company Subsidiary (and the Company is not aware of any basis for any such suit, action or proceeding) that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect, nor is there any Judgment outstanding against the Company or any Company Subsidiary that has had or would reasonably be expected to have a Company Material Adverse Effect.

          SECTION 3.13. Compliance with Applicable Laws. Except as disclosed in the Filed Company SEC Documents, the Company and the Company Subsidiaries are in compliance with all Applicable Laws, including those relating to occupational health and safety, except for instances of noncompliance that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in the Filed Company SEC Documents, neither the Company nor any Company Subsidiary has received any written communication during the past two years from a Governmental Entity that alleges that the Company or a Company Subsidiary is not in compliance in any material respect with any Applicable Law which is material to the conduct of the business of the Company and the Company Subsidiaries. This Section 3.13 does not relate to matters with respect to Taxes, which are the subject of Section 3.09, or with respect to the environment, which are the subject of Section 3.18.

          SECTION 3.14. Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person, other than Salomon Smith Barney Inc., the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger and the other Transactions based upon arrangements made by or on behalf of the Company. The Company has furnished to Parent a true and complete copy of all agreements between the Company and Salomon Smith Barney Inc. relating to the Merger and the other Transactions.

          SECTION 3.15. Opinion of Financial Advisor. The Company has received the opinion of Salomon Smith Barney Inc., dated the date of this Agreement, to the effect that, as of such date, based upon and subject to the conditions set forth therein, the Conversion Number is fair, from a financial point of view, to the holders of Company Common Stock, a signed copy of which opinion has been delivered to Parent.

          SECTION 3.16. Accounting Matters. Neither the Company nor any Company Subsidiary nor, to the Company's best knowledge, any other affiliate of the Company, has taken or agreed to take any action that (without giving effect to any action taken or agreed to be taken by Parent or any of its affiliates) would prevent Parent from accounting for the business combination to be effected by the Merger as a pooling of interests.

          SECTION 3.17. Year 2000. Except as disclosed in the Filed Company SEC Documents, all computer systems and computer software used by the Company or any of the Company Subsidiaries (a) recognize or are being adapted so that, prior to December 31, 1999, they shall recognize the advent of the year A.D. 2000 without any adverse change in operation associated with such recognition, (b) can correctly recognize or are being adapted so that they can correctly recognize and manipulate date information relating to dates before, on or after January 1, 2000, including accepting date input, performing calculations on dates or portion of dates and providing date output, and the operation and functionality of such computer systems and such computer software will not be adversely affected by the advent of the year A.D. 2000 or any manipulation of data featuring information relating to dates before, on or after January 1, 2000 and (c) can suitably interact with other computer systems and computer software in a way that does not compromise (i) its ability to correctly recognize the advent of the year A.D. 2000 or (ii) its ability to correctly recognize and manipulate date information relating to dates before, on or after January 1, 2000 (the operations of clauses (a), (b) and (c) together, "Company Millennium Functionality"), except in each case for such computer systems and computer software, the failure of which to achieve Company Millennium Functionality, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company, the costs of the adaptions necessary to achieve Company Millennium Functionality are not reasonably likely to have a Company Material Adverse Effect.

          SECTION 3.18. Environmental Matters. (a) Neither the Company nor any Company Subsidiary has (i) placed, held, located, released, transported, discharged or disposed of any Hazardous Substances (as defined below) on, under, from or at any of the Company's or any of the Company Subsidiaries' properties or any other properties, other than in a manner that, in all such cases taken individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, (ii) any knowledge or reason to know of the presence of any Hazardous Substances on, under or at any of the Company's or any of the Company Subsidiaries' properties or any other property but arising from the Company's or any of the Company Subsidiaries' properties or activities, other than in a manner that, in all such cases taken individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, or (iii) during the preceding five years, received any written notice (A) of any violation of any Applicable Law or Judgment relating to any matter of pollution, protection of the environment, environmental regulation or control or regarding Hazardous Substances (collectively, "Environmental Laws") at, on or under any of the Company's or any of the Company Subsidiaries' properties, (B) of the institution or pendency of any suit, action, proceeding or investigation by any Governmental Entity or any third party in connection with any such actual or alleged violation, (C) requiring the response to or remediation of Hazardous Substances at or arising from any of the Company's or any of the Company Subsidiaries' currently or formerly owned, leased or operated properties, or (D) demanding payment for response to or remediation of Hazardous Substances at or arising from any of the Company's or any of the Company Subsidiaries' currently or formerly owned, leased or operated properties. For purposes of this Agreement, the term "Hazardous Substance" shall mean any pollutants, toxic or hazardous materials, substances or wastes, including asbestos, flammable explosives, radioactive materials and wastes (which, for purposes of Section 4.18 only, shall include high level, mixed, transuranic, spent nuclear fuel, and low level nuclear wastes and nuclear materials, but only to the extent that any and all risks related to such nuclear wastes and materials are not covered in a U.S. Government nuclear indemnity or insurance clause pursuant to 50 U.S.C. ss. 1431 or 42 U.S.C. ss. 2011 et seq., as amended, and regulations promulgated thereunder, and Executive Order No. 10789), petroleum and petroleum products and any substances defined as, or included in the definition of, "pollutant", "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" under any Environmental Law.

          (b) The Company and the Company Subsidiaries have, and are in compliance with, all permits and authorizations required under Environmental Laws to conduct their respective businesses as conducted at the Closing Date, except where the failure to have, or to be in compliance with, such permits and authorizations has not had and would not reasonably be expected to have a Company Material Adverse Effect.

          (c) Except as would not reasonably be expected to have a Company Material Effect, (i) no Environmental Law imposes any obligation upon the Company or any Company Subsidiary arising out of or as a condition to any Transaction, including any requirement to modify or to transfer any permit or license, any requirement to file any notice or other submission with any Governmental Entity, the placement of any notice, acknowledgment or covenant in any land records, or the modification of or provision of notice under any agreement, consent order or consent decree, and (ii) no Lien has been placed upon any of the Company's or the Company Subsidiaries' properties under any Environmental Law.

          (d) Neither the Company nor any Company Subsidiary is subject to any liability for investigation, response, removal, or remediation costs or expenses under Environmental Laws that would reasonably be expected to have a Company Material Adverse Effect.

          SECTION 3.19. Labor Matters. Except as set forth in the Filed Company SEC Documents, neither the Company nor any of the Company Subsidiaries is the subject of any suit, action or proceeding which is pending or, to the knowledge of the Company, threatened, asserting that the Company or any of the Company Subsidiaries has committed an unfair labor practice (within the meaning of the National Labor Relations Act or applicable state statutes) or seeking to compel the Company or any of the Company Subsidiaries to bargain with any labor organization as to wages and conditions of employment, in any such case, that has had or would reasonably be expected to have a Company Material Adverse Effect. Except as set forth in the Filed Company SEC Documents, no strike or other labor dispute involving the Company or any of the Company Subsidiaries is pending or, to the knowledge of the Company, threatened, and, to the knowledge of the Company, there is no activity involving any employees of the Company or any of the Company Subsidiaries seeking to certify a collective bargaining unit or engaging in any other organizational activity, except for any such dispute or activity that, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

          SECTION 3.20. Government Contracts. The Company's most recent Estimate at Completion, which has been provided to Parent prior to the date of this Agreement, (i) was prepared in the ordinary course and consistent with past practice and (ii) accurately reflects the Company's best estimate of the total cost to complete each of the Company's material contracts and each such best estimate is based on all material facts known, or that reasonably should have been known, to the Company at the time such Estimate at Completion was prepared.


                                 ARTICLE IV

              Representations and Warranties of Parent and Sub

          Parent and Sub, jointly and severally, represent and warrant to the Company that, except as disclosed in the letter dated as of the date of this Agreement, from Parent to the Company (the "Parent Disclosure Letter"):

          SECTION 4.01. Organization, Standing and Power. (a) Each of Parent and each of its subsidiaries, including Sub (the "Parent Subsidiaries"), is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and could not reasonably be expected to have a material adverse effect on Parent, on the ability of Parent or Sub to perform its obligations under the Transaction Agreements or on the ability of Parent or Sub to consummate the Merger and the other Transactions (a "Parent Material Adverse Effect"). Parent and each Parent Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business or their ownership or leasing of its properties make such qualification necessary, except where the failure to so qualify has not had and would not reasonably be expected to have a Parent Material Adverse Effect. Parent has made available to the Company true and complete copies of the restated certificate of incorporation of Parent, as amended to the date of this Agreement (as so amended, the "Parent Charter"), and the By-laws of Parent, as amended to the date of this Agreement (as so amended, the "Parent Bylaws"), and the comparable charter and organizational documents of Sub and each other Parent Subsidiary, in each case as amended through the date of this Agreement.

          SECTION 4.02. Parent Subsidiaries; Equity Interests. (a) The Parent Disclosure Letter lists each Parent Subsidiary. All the outstanding shares of capital stock of each Parent Subsidiary have been validly issued and are fully paid and nonassessable and are owned by Parent, by another Parent Subsidiary or by Parent and another Parent Subsidiary, free and clear of all Liens.

          (b) Except for its interests in the Parent Subsidiaries, Parent does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

          (c) Since the date of its incorporation, Sub has not carried on any business or conducted any operations other than the execution of the Transaction Agreements to which it is a party, the performance of its obligations hereunder and thereunder and matters ancillary thereto.

          SECTION 4.03. Capital Structure. (a) The authorized capital stock of Parent consists of 70,000,000 shares of Parent Common Stock and 10,000,000 shares of preferred stock, par value $0.01 per share ("Parent Preferred Stock" and, together with the Parent Common Stock, the "Parent Capital Stock"). At the close of business on December 31, 1998, (i) 34,264,209 shares of Parent Common Stock were issued and outstanding, (ii) no shares of Series A Participating Cumulative Preferred Stock of Parent were issued and outstanding, and no other shares of Parent Preferred Stock have been designated or issued, (iii) 1,022,177 shares of Parent Common Stock were held by Parent in its treasury, (iv) 3,661,813 shares of Parent Common Stock were subject to outstanding Parent Employee Stock Options (as defined in Section 6.04) and 5,386,445 additional shares of Parent Common Stock were reserved for issuance pursuant to Parent Stock Plans (as defined in Section 6.04) and (v) 400,000 shares of Parent Preferred Stock were reserved for issuance in connection with the rights (the "Parent Rights") issued pursuant to the Rights Agreement dated as of June 10, 1998 (as amended from time to time, the "Parent Rights Agreement"), between Parent and First Chicago Trust Company of New York, as Rights Agent. Except as set forth above and except for the shares of Parent Common Stock reserved for issuance upon the exercise of the option granted to Parent pursuant to the Parent Stock Option Agreement, at the close of business on December 31, 1998, no shares of capital stock or other voting securities of Parent were issued, reserved for issuance or outstanding. There are no outstanding Parent SARs (as defined in Section 6.04 (a)(ii)). All outstanding shares of Parent Capital Stock are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Delaware General Corporation Law (the "DGCL"), the Parent Charter, the Parent By-laws or any Contract to which Parent is a party or otherwise bound. There are not any bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Parent Common Stock may vote ("Voting Parent Debt"). Except as set forth above, as of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which Parent or any Parent Subsidiary is a party or by which any of them is bound
(i) obligating Parent or any Parent Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, Parent or of any Parent Subsidiary or any Voting Parent Debt,
(ii) obligating Parent or any Parent Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Parent Capital Stock. As of the date of this Agreement, there are not any outstanding contractual obligations of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of Parent or any Parent Subsidiary. Parent has delivered to the Company a complete and correct copy of the Parent Rights Agreement as amended to the date of this Agreement.

          (b) The authorized capital stock of Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which have been validly issued, are fully paid and nonassessable and are owned by Parent free and clear of any Lien.

          SECTION 4.04. Authority; Execution and Delivery; Enforceability.
(a) Each of Parent and Sub has all requisite corporate power and authority to execute each Transaction Agreement to which it is a party and to consummate the Transactions. The execution and delivery by each of Parent and Sub of each Transaction Agreement to which it is a party and the consummation by it of the Transactions have been duly authorized by all necessary corporate action as the part of Parent and Sub, subject (i) in the case of the issuance of shares of Parent Common Stock in accordance with the terms of this Agreement (the "Share Issuance"), to receipt of Parent Stockholder Approval and (ii) to receipt of the Parent Stockholder Approval and filing with the Secretary of State of the State of Delaware of an amendment to the Parent Charter (the "Charter Amendment") to change the corporate name of Parent, as contemplated by Section 7.03(g). The Board of Directors of Sub has adopted by unanimous written consent a resolution approving this Agreement. Parent, as sole stockholder of Sub, has approved this Agreement. Each of Parent and Sub has duly executed and delivered each Transaction Agreement to which it is a party, and each Transaction Agreement to which it is a party constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

          (b) The Parent Board, at a meeting duly called and held duly and unanimously adopted resolutions (i) approving the Share Issuance, the Charter Amendment, this Agreement and the other Transaction Agreements, the Merger and the other Transactions, (ii) determining that the terms of the Merger and the other Transactions are fair to and in the best interests of Parent and its stockholders, (iii) recommending that Parent's stockholders approve the Share Issuance and the Charter Amendment and (iv) approving and declaring advisable the Charter Amendment. To Parent's knowledge, and assuming no material change in current ownership of Company Capital Stock prior to the Effective Time, no state takeover statute or similar statute or regulation applies or purports to apply to Parent with respect to this Agreement and the other Transaction Agreements, the Merger or any other Transaction.

          (c) The only vote of holders of any class or series of Parent Capital Stock necessary in connection with this Agreement and the Merger is
(i) the approval of the Share Issuance by the holders of outstanding Parent Common Stock, in accordance with the requirements of the NYSE and the Parent By-laws, and (ii) the approval of the Charter Amendment by a majority of the outstanding Parent Common Stock (collectively, the "Parent Stockholder Approval"). The affirmative vote of the holders of Parent Capital Stock, or any of them, is not otherwise necessary to consummate the Merger, approve the Charter Amendment or consummate any Transaction.

          SECTION 4.05. No Conflicts; Consents. (a) The execution and delivery by each of Parent and Sub of each Transaction Agreement to which it is a party, do not, and the consummation of the Merger and the other Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any Parent Subsidiary under, any provision of (i) the Parent Charter, Parent By-laws or the comparable charter or organizational documents of any Parent Subsidiary (subject to the approval, filing and effectiveness of the Charter Amendment), (ii) any Contract to which Parent or any Parent Subsidiary is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 4.05(b), any Judgment or Applicable Law applicable to Parent or any Parent Subsidiary or their respective properties or assets except, in the case of clauses (ii) and
(iii) above, for any such items that, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

          (b) No material Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Parent or any Parent Subsidiary in connection with the execution, delivery and performance of any Transaction Agreement to which Parent or Sub is a party or the consummation of the Transactions, other than (i) compliance with and filings under the HSR Act, (ii) the filing with the SEC of (A) the Form S-4 and the Proxy Statement and (B) such reports under Sections 13 and 16 of the Exchange Act, as may be required in connection with this Agreement and the other Transaction Agreements, the Merger and the other Transactions, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Louisiana and the filing of the Charter Amendment with the Secretary of State of the State of Delaware, (iv) such filings as may be required in connection with transfers of property under applicable Environmental Laws, (v) such filings as may be required in connection with the taxes described in Section 6.09 and (vi) such other items required solely by reason of the participation of the Company (as opposed to any third party) in the Transactions.

          (c) Parent and the Parent Board have taken all action necessary to (i) render the Parent Rights inapplicable to this Agreement and the other Transaction Agreements, the Merger and the other Transactions and
(ii) ensure that (A) neither the Company nor any of its affiliates or associates is or will become an "Acquiring Person" (as defined in the Parent Rights Agreement) by reason of any Transaction Agreement, the Merger or any other Transaction, and (B) assuming no material change in the current ownership of Company Capital Stock prior to the Effective Time, a "Distribution Date" (as defined in the Parent Rights Agreement) shall not occur by reason of any Transaction Agreement, the Merger or any other Transaction.

          SECTION 4.06. SEC Documents; Undisclosed Liabilities. Parent has filed all reports, schedules, forms, statements and other documents required to be filed by Parent with the SEC since January 1, 1997 (the "Parent SEC Documents"). As of its respective date, each Parent SEC Document complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Parent SEC Document filed after January 1, 1998 (the "Parent 1998 SEC Documents") has been revised or superseded by a later filed Parent 1998 SEC Document, the Parent 1998 SEC Documents do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Except as set forth in the Filed Parent SEC Documents (as defined in Section 4.08), neither Parent nor any Parent Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect.

          SECTION 4.07. Information Supplied. None of the information supplied or to be supplied by Parent or Sub for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act and at the time of any post-effective amendments, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Proxy Statement will, at the date it is first mailed to the Company's shareholders or Parent's stockholders or at the time of the Company Shareholders Meeting or the Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, except that no representation is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference therein.

          SECTION 4.08. Absence of Certain Changes or Events. (a) Except as disclosed in the Parent SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed Parent SEC Documents"), from the date of the most recent audited financial statements included in the Filed Parent SEC Documents to the date of this Agreement, Parent has conducted its business only in the ordinary course, and during such period there has not been:

          (i) any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect;

          (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Parent Capital Stock or any purchase, redemption or other acquisition for value by Parent of any Parent Capital Stock;

          (iii) any split, combination or reclassification of any Parent Capital Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Parent Capital Stock;

          (iv) (A) any granting by Parent or any Parent Subsidiary to any director or executive officer of Parent or any Parent Subsidiary of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed Parent SEC Documents, (B) any granting by Parent or any Parent Subsidiary to any such director or executive officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Filed Parent SEC Documents, or (C) any entry by Parent or any Parent Subsidiary into any employment, severance or termina tion agreement with any such director or executive officer;

          (v) any change in accounting methods, principles or practices by Parent or any Parent Subsidiary materi-ally affecting the consolidated assets, liabilities or results of operations of Parent, except insofar as may have been required by a change in GAAP; or

          (vi) any material elections with respect to Taxes by Parent or any Parent Subsidiary or settlement or compromise by Parent or any Parent Subsidiary of any material Tax liability or refund.

          (b) Since the date of its incorporation, Sub has not carried on any business or conducted any operations other than the execution of the Transaction Agreements to which it is a party, the performance of its obligations hereunder and thereunder and matters ancillary thereto.

          SECTION 4.09. Taxes. (a) Each of Parent and each Parent Subsidiary has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax Returns, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. All Taxes shown to be due on such Tax Returns, or otherwise owed, has been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

          (b) The most recent financial statements contained in the Filed Parent SEC Documents reflect an adequate reserve for all Taxes payable by Parent and the Parent Subsidiaries for all Taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to any Taxes has been proposed, asserted or assessed against Parent or any Parent Subsidiary, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

          (c) The Federal income Tax Returns of Parent and each Parent Subsidiary consolidated in such Returns have been examined by and settled with the United States Internal Revenue Service for all years through 1992. All material assessments for Taxes due with respect to such completed and settled examinations or any concluded litigation have been fully paid.

          (d) There are no material Liens for Taxes (other than for current Taxes not yet due and payable or which are being contested in good faith) on the assets of Parent or any Parent Subsidiary. Neither Parent nor any Parent Subsidiary is bound by any agreement with respect to Taxes. Material Tax Liens which are being contested in good faith as of the date hereof are set forth in the Parent Disclosure Letter.

          (e) Parent has no reason to believe that any conditions exist that would reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          (f) Parent has furnished to the Company a copy of the Internal Revenue Service's ruling that the distribution of Parent Common Stock by Tenneco Inc. in 1996 qualified as a distribution under Section 355 of the Code. No action has been taken by Parent and, to Parent's knowledge, no event has occurred that would nullify the Internal Revenue Service's ruling or cause the distribution of Parent Common Stock by Tenneco Inc. in 1996 to fail to qualify as a distribution under Section 355 of the Code or result in liability by Parent under the Tax Sharing Agreement dated December 11, 1996 executed in connection with such distribution.

          SECTION 4.10. Absence of Changes in Benefit Plans. Except as disclosed in the Filed Parent SEC Documents, from the date of the most recent audited financial statements included in the Filed Parent SEC Documents to the date of this Agreement, there has not been any adoption or amendment in any material respect by Parent or any Parent Subsidiary of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of Parent or any Parent Subsidiary (collectively, "Parent Benefit Plans").

          SECTION 4.11. ERISA Compliance; Excess Parachute Payments. (a) The Parent Disclosure Letter contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of ERISA) (sometimes referred to herein as "Parent Pension Plans") maintained, or contributed to, by Parent or any Parent Subsidiary for the benefit of any current or former employees, officers or directors of Parent or any Parent Subsidiary.

          (b) All Parent Pension Plans have been the subject of determination letters from the Internal Revenue Service to the effect that such Parent Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the knowledge of Parent, has revocation been threatened, nor has any such Parent Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs.

          (c) No Parent Pension Plan, other than any Parent Pension Plan that is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA (a "Parent Multiemployer Pension Plan"), had, as of the respective last annual valuation date for each such Parent Pension Plan, an "unfunded benefit liability" (as such term is defined in Section 4001(a)(18) of ERISA), based on actuarial assumptions that have been furnished to Parent. None of Parent Pension Plans has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived. To Parent's knowledge, none of Parent, any Parent Subsidiary, any officer of Parent or any of its Parent Subsidiary or any of Parent Benefit Plans which are subject to ERISA, including the Parent Pension Plans, any trusts created thereunder or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject Parent, any Parent Subsidiary or any officer of Parent or any Parent Subsidiary to the tax or penalty on prohibited transactions imposed by such Section 4975 or to any liability under Section 502(i) or 502(1) of ERISA. During the previous five years, (i) none of such Parent Pension Plans and trusts has been terminated, (ii) to Parent's knowledge, "reportable event" (as that term is defined in Section 4043 of ERISA) with respect to any Parent Benefit Plan has occurred, and (iii) neither Parent nor any Parent Subsidiary has incurred a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in Sections 4203 and 4205, respectively, of ERISA) with respect to any Multiemployer Pension Plan.

          (d) With respect to any Parent Benefit Plan that is an employee welfare benefit plan, no such Parent Benefit Plan is funded through a "welfare benefits fund" (as such term is defined in Section 419(e) of the Code).

          SECTION 4.12. Litigation. Except as disclosed in the Filed Parent SEC Documents, there is no suit, action or proceeding pending or, to the knowledge of Parent, threatened against or affecting Parent or any Parent Subsidiary (and Parent is not aware of any basis for any such suit, action or proceeding) that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect, nor is there any Judgment outstanding against Parent or any Parent Subsidiary that has had or would reasonably be expected to have a Parent Material Adverse Effect.

          SECTION 4.13. Compliance with Applicable Laws. Except as disclosed in the Filed Parent SEC Documents, Parent and the Parent Subsidiaries are in compliance with all material Applicable Laws, including those relating to occupational health and safety, except for instances of noncompliance that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. Except as set forth in the Filed Parent SEC Documents, neither Parent nor any Parent Subsidiary has received any written communication during the past two years from a Governmental Entity that alleges that Parent or a Parent Subsidiary is not in compliance in any material respect with any Applicable Law which is material to the conduct of the business of Parent and the Parent Subsidiaries. This Section 4.13 does not relate to matters with respect to Taxes, which are the subject of Section 4.09 or with respect to the environment, which are the subject of Section 4.18.

          SECTION 4.14. Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person, other than Lazard Freres & Co. LLC and CS First Boston, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger and the other Transactions based upon arrangements made by or on behalf of Parent or Sub. Parent has furnished to the Company a true and complete copy of all agreements between Parent and Lazard Freres & Co. LLC relating to the Merger and the other Transactions and the Parent Disclosure Letter sets forth the amount of the fee to be paid to CS First Boston in connection with the Merger and the other Transactions.

          SECTION 4.15. Opinion of Financial Advisor. Parent has received the opinion of Lazard Freres & Co. LLC, dated the date of this Agreement, to the effect that, as of such date, the Conversion Number is fair, from a financial point of view, to Parent, a signed copy of which opinion has been delivered to the Company.

          SECTION 4.16. Accounting Matters. Neither Parent nor any Parent Subsidiary nor, to Parent's best knowledge, any other affiliate of Parent, has taken or agreed to take any action that (without giving effect to any action taken or agreed to be taken by Parent or any of its affiliates) would prevent Parent from accounting for the business combination to be effected by the Merger as a pooling of interests.

          SECTION 4.17. Year 2000. Except as disclosed in the Parent SEC Documents, all computer systems and computer software used by Parent or any of the Parent Subsidiaries (a) recognize or are being adapted so that, prior to December 31, 1999, they shall recognize the advent of the year A.D. 2000 without any adverse change in operation associated with such recognition, (b) can correctly recognize or are being adapted so that they can correctly recognize and manipulate date information relating to dates before, on or after January 1, 2000, including accepting date input, performing calculations on dates or portion of dates and providing date output, and the operation and functionality of such computer systems and such computer software will not be adversely affected by the advent of the year A.D. 2000 or any manipulation of data featuring information relating to dates before, on or after January 1, 2000 and (c) can suitably interact with other computer systems and computer software in a way that does not compromise (i) its ability to correctly recognize the advent of the year A.D. 2000 or (ii) its ability to correctly recognize and manipulate date information relating to dates before, on or after January 1, 2000 (the operations of clauses (a), (b) and (c) together, "Parent Millennium Functionality"), except in each case for such computer systems and computer software, the failure of which to achieve Parent Millennium Functionality, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect. To the knowledge of Parent, the costs of the adaptions necessary to achieve Parent Millennium Functionality are not reasonably likely to have a Parent Material Adverse Effect.

          SECTION 4.18. Environmental Matters. (a) Neither the Parent nor any Parent Subsidiary has (i) placed, held, located, released, transported, discharged or disposed of any Hazardous Substances on, under, from or at any of the Parent's or any of the Parent Subsidiaries' properties or any other properties, other than in a manner that, in all such cases taken individually or in the aggregate, has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect, (ii) any knowledge or reason to know of the presence of any Hazardous Substances on, under or at any of the Parent's or any of the Parent Subsidiaries' properties or any other property but arising from the Parent's or any of the Parent Subsidiaries' properties or activities, other than in a manner that, in all such cases taken individually or in the aggregate, has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect, or (iii) during the preceding five years, received any written notice (A) of any violation of any Environmental Law at, on or under any of the Parent's or any of the Parent Subsidiaries' properties, (B) of the institution or pendency of any suit, action, proceeding or investigation by any Governmental Entity or any third party in connection with any such actual or alleged violation, (C) requiring the response to or remediation of Hazardous Substances at or arising from any of the Parent's or any of the Parent Subsidiaries' currently or formerly owned, leased or operated properties, or (D) demanding payment for response to or remediation of Hazardous Substances at or arising from any of the Parent's or any of the Parent Subsidiaries' currently or formerly owned, leased or operated properties.

          (b) The Parent and the Parent Subsidiaries have, and are in compliance with, all permits and authorizations required under Environmental Laws to conduct their respective businesses as conducted at the Closing Date, except where the failure to have, or to be in compliance with, such permits and authorizations has not had and would not be reasonably expected to have a Parent Material Adverse Effect.

          (c) Except as would not be reasonably expected to have a Parent Material Adverse Effect, (i) no Environmental Law imposes any obligation upon the Parent or any Parent Subsidiary arising out of or as a condition to any Transaction, including any requirement to modify or to transfer any permit or license, any requirement to file any notice or other submission with any Governmental Entity, the placement of any notice, acknowledgment or covenant in any land records, or the modification of or provision of notice under any agreement, consent order or consent decree and (ii) no Lien has been placed upon any of the Parent's or the Parent Subsidiaries' properties under any Environmental Law.

          (d) Neither the Parent nor any Parent Subsidiary is subject to any liability for investigation, response, removal, or remediation costs or expenses under

Environmental Laws that would reasonably be expected to have a Parent Material Adverse Effect.

          SECTION 4.19. Labor Matters. Except as set forth in the Filed Parent SEC Documents, neither Parent nor any of the Parent Subsidiaries is the subject of any suit, action or proceeding which is pending or, to the knowledge of Parent, threatened, asserting that Parent or any of the Parent Subsidiaries has committed an unfair labor practice (within the meaning of the National Labor Relations Act or applicable state statutes) or seeking to compel Parent or any of the Parent Subsidiaries to bargain with any labor organization as to wages and conditions of employment, in any such case, that would reasonably be expected to have a Parent Material Adverse Effect. Except as set forth in the Filed Parent SEC Documents, no strike or other labor dispute involving Parent or any of the Parent Subsidiaries is pending or, to the knowledge of Parent, threatened, and, to the knowledge of Parent, there is no activity involving any employees of Parent or any of the Parent Subsidiaries seeking to certify a collective bargaining unit or engaging in any other organizational activity, except for any such dispute or activity that would not reasonably be expected to have a Parent Material Adverse Effect.

          SECTION 4.20. Government Contracts. Parent's most recent Estimate at Completion, which has been provided to the Company prior to the date of this Agreement, (i) was prepared in the ordinary course and consistent with past practice and (ii) accurately reflects Parent's best estimate of the total cost to complete each of Parent's material contracts and each such best estimate is based on all material facts known, or that reasonably should have been known, to Parent at the time such Estimate at Completion was prepared.

          SECTION 4.21. Tenneco. Except as disclosed in the Filed Parent SEC Documents: (i) Parent and the Parent Subsidiaries have no material obligations to Tenneco or its subsidiaries or its affiliates arising from or in connection with the spin-off of Parent from Tenneco; (ii) no material claims are pending, or to Parent's knowledge, threatened against Parent or any Parent Subsidiary by any person, including any Governmental Entity, with respect to the spin-off; and (iii) to Parent's knowledge, no such claims have been asserted against Tenneco or its subsidiaries or affiliates for which Parent or any Parent Subsidiary would reasonably be expected to provide indemnification or reimbursement.

                                 ARTICLE V

                 Covenants Relating to Conduct of Business

          SECTION 5.01. Conduct of Business. (a) Conduct of Business by the Company. Except for matters set forth in the Company Disclosure Letter or otherwise expressly contemplated by the Transaction Agreements, from the date of this Agreement to the Effective Time the Company shall, and shall cause each Company Subsidiary to, conduct its business in the ordinary course in substantially the same manner as previously conducted and use all reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and keep its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. In addition, and without limiting the generality of the foregoing, except for matters set forth in the Company Disclosure Letter or otherwise expressly contemplated by the Transaction Agreements, from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any Company Subsidiary to, do any of the following without the prior written consent of Parent:

          (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, whether in cash, stock or property, other than dividends and distributions by a direct or indirect wholly owned subsidiary of the Company to its parent, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (ii) issue, deliver, sell or grant (A) any shares of its capital stock, (B) any Voting Company Debt or other voting securities, (C) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, voting securities or convertible or exchangeable securities or (D) any stock options, performance shares, incentive shares, restricted stock, "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units, other than (1) the issuance of

     Company Common Stock (and associated Company Rights) upon the exercise of Company Employee Stock Options outstanding on the date of this Agreement and in accordance with their present terms, (2) the issuance of Company Preferred Stock upon the exercise of Company Rights, (3) the issuance of Company Common Stock (and associated Company Rights) pursuant to the Company Stock Option Agreement and (4) the sale or purchase of Company Common Stock (or its equivalent) under Company Pension Plans;

          (iii) amend its articles of incorporation, by-laws or other comparable charter or organizational documents;

          (iv) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (B) any assets that are material, individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole;

          (v) (A) grant to any officer or director of the Company or any Company Subsidiary any increase in compensation, except in the ordinary course of business consistent with prior practice or to the extent required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents, (B) grant to any officer or director of the Company or any Company Subsidiary any increase in severance or termination pay, except to the extent required under any agreement in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents, (C) enter into any severance or termination agreement with any such officer or director,
     (D) establish, adopt, enter into or amend in any material respect any collective bargaining agreement or Company Benefit Plan or (E) take any action to accelerate any rights or benefits, or make any material determinations not in the ordinary course of business consistent with prior practice, under any collective bargaining agreement or Company Benefit Plan;

          (vi) make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP;

          (vii) sell, lease, license or otherwise dispose of or subject to any Lien any properties or assets that are material, individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole, except sales of obsolete assets in the ordinary course of business consistent with past practice;

          (viii) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Company Subsidiary, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than to or in the Company or any direct or indirect wholly owned subsidiary of the Company;

          (ix) make or agree to make any new capital expenditure or expenditures that, individually, is in excess of $3,000,000 or, in the aggregate, are in excess of $25,000,000;

          (x) make any material Tax election or settle or compromise any material Tax liability or refund;

          (xi) (A) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Filed Company SEC Documents or in the Company Disclosure Letter or incurred in the ordinary course of business consistent with past practice, (B) cancel any material indebtedness (individually or in the aggregate) or materially amend the delivery schedules for any vessels under the Arco agreements, waive any claims or rights of substantial value or (C) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any Company Subsidiary is a party;

          (xii) take any action that (without giving effect to any action taken or agreed to be taken by Parent or any of its affiliates) would prevent Parent from accounting for the business combination to be effected by the Merger as a pooling of interests; or

          (xiii) authorize any of, or commit or agree to take any of, the foregoing actions.

          (b) Conduct of Business by Parent. Except for matters set forth in the Parent Disclosure Letter or otherwise expressly contemplated by the Transaction Agreements, from the date of this Agreement to the Effective Time Parent shall, and shall cause each Parent Subsidiary to, conduct its business in the ordinary course in substantially the same manner as previously conducted and use all reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and keep its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. In addition, and without limiting the generality of the foregoing, except for matters set forth in the Parent Disclosure Letter or otherwise expressly contemplated by the Transaction Agreements, from the date of this Agreement to the Effective Time, Parent shall not, and shall not permit any Parent Subsidiary to, do any of the following without the prior written consent of the Company:

          (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, whether in cash, stock or property, other than (1) dividends and distributions by a direct or indirect wholly owned subsidiary of Parent to its parent and (2) regular quarterly cash dividends with respect to the Parent Common Stock, not in excess of $0.04 per share, with usual declaration, record and payment dates and in accordance with Parent's past dividend policy, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of capital stock of Parent or any Parent Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (ii) issue, deliver, sell or grant (A) any shares of its capital stock, (B) any Voting Parent Debt or other voting securities, (C) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, voting securities or convertible or exchangeable securities or (D) other than in the ordinary course of business consistent with past practice, any stock options, performance shares, incentive shares, restricted stock, "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units, other than (1) the issuance of Parent Common Stock (and associated Parent Rights) upon the exercise of Parent Employee Stock Options outstanding on the date of this Agreement and in accordance with their present terms, (2) the issuance of Parent Preferred Stock upon the exercise of Parent Rights, (3) the issuance of Parent Common Stock (and associated Parent Rights) pursuant to the Parent Stock Option Agreement and (4) the sale or purchase of Parent Common Stock (or its equivalent) under Parent Pension Plans;

          (iii) amend its certificate of incorporation, by-laws or other comparable charter or organizational documents in a manner adverse to the holders of Company Common Stock;

          (iv) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (B) any assets that are material, individually or in the aggregate, to Parent and the Parent Subsidiaries, taken as a whole;

          (v) make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of Parent, except insofar as may have been required by a change in GAAP;

          (vi) sell, lease, license or otherwise dispose of or subject to any Lien any properties or assets that are material, individually or in the aggregate, to Parent and the Parent Subsidiaries, taken as a whole, except sales of obsolete assets in the ordinary course of business consistent with past practice;

          (vii) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Parent or any Parent Subsidiary, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than to or in Parent or any direct or indirect wholly owned subsidiary of Parent;

          (viii) make or agree to make any new capital expenditure or expenditures that, individually, is in excess of $5,000,000 or, in the aggregate, are in excess of $35,000,000;

          (ix) (A) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of Parent included in the Filed Parent SEC Documents or in the Parent Disclosure Letter or incurred in the ordinary course of business consistent with past practice, (B) cancel any material indebtedness (individually or in the aggregate), waive any claims or rights of substantial value or (C) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which Parent or any Parent Subsidiary is a party;

          (x) take any action that (without giving effect to any action taken or agreed to be taken by the Company or any of its affiliates) would prevent Parent from accounting for the business combination to be effected by the Merger as a pooling of interests;

          (xi) take any action that (without giving effect to any action taken or agreed to be taken by the Company or any of its affiliates) would render the provisions of Sections 132-134 of the BCL applicable to this Agreement or the Merger; or

          (xii) authorize any of, or commit or agree to take any of, the foregoing actions.

          (c) Other Actions. The Company and Parent shall not, and shall not permit any of their respective subsidi aries to, take any action that would, or that could reason ably be expected to, result in (i) any of the representa tions and warranties of such party set forth in any Transaction Agreement to which it is a party that is qualified as to materiality becoming untrue, (ii) any of such representations and warranties that is not so qualified becoming untrue in any material respect or (iii) any condition to the Merger set forth in Article VII not being satisfied.

          (d) Advice of Changes. The Company and Parent shall promptly advise the other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, would have, a material adverse effect on such party.

          SECTION 5.02. No Solicitation by the Company. (a) The Company shall not, nor shall it permit any Company Subsidiary to, nor shall it authorize or knowingly permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Company or any Company Subsidiary to, (i) directly or indirectly solicit, initiate or encourage the submission of, any Company Takeover Proposal (as defined in Section 5.02(f)), (ii) enter into any agreement with respect to any Company Takeover Proposal or (iii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Company Takeover Proposal; provided, however, that prior to receipt of the Company Shareholder Approval (the "Company Applicable Period"), if the Company receives a proposal or offer that was not solicited by the Company and that did not otherwise result from a breach or deemed breach of this Section 5.02(a) and that the Company Board believes in good faith could result in a third party making a Company Superior Proposal (as defined in Section 5.02(b)), and subject to compliance with Section 5.02(c), the Company may (A) furnish information with respect to the Company to the person making such a proposal or offer pursuant to a customary confidentiality agreement the terms of which shall be no less favorable to the Company than the terms of the Confidentiality Agreement (as defined in Section 6.02) and (B) participate in discussions or negotiations with such person regarding such proposal or offer. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any executive officer of the Company or any Company Subsidiary or any affiliate, director or investment banker, attorney or other advisor or representative of the Company or any Company Subsidiary, shall be deemed to be a breach of this Section 5.02(a) by the Company.

          (b) Except as expressly permitted by this Section 5.02, neither the Company Board nor any committee thereof shall (i) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Company Takeover Proposal or (ii) approve or recommend, or propose to approve or recommend, any Company Takeover Proposal. Notwithstanding the foregoing, if the Company has received a Company Superior Proposal, the Company Board may terminate this Agreement, but only at a time that is during the Company Applicable Period and is more than 48 hours following Parent's receipt of written notice advising Parent that the Company Board is prepared to accept such Company Superior Proposal, specifying the material terms and conditions of such Company Superior Proposal and identifying the person making such Company Superior Proposal. For purposes of this Agreement, a "Company Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of the Company Capital Stock then outstanding or all or substantially all the assets of the Company and otherwise on terms which the Company Board determines in its good faith judgment (after consulting with a financial advisor of nationally recognized reputation) (A) is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the proposal and the third party making such proposal, and
(B) presents, in its entirety, more favorable terms, financial and otherwise, taken as a whole, to the Company and the Company's shareholders, than the terms of the Merger and the other Transactions, as the Merger and the Transaction Agreements may be amended from time to time.

          (c) The Company promptly shall advise Parent orally and in writing of any Company Takeover Proposal or any inquiry with respect to or that could reasonably be expected to lead to any Company Takeover Proposal, the identity of the person making any such Company Takeover Proposal or inquiry and the material terms of any such Company Takeover Proposal or inquiry. The Company shall (i) keep Parent fully informed of the status of any such

Company Takeover Proposal or inquiry (including any change to the material terms thereof) and (ii) provide to Parent as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to the Company from any third party in connection with any Company Takeover Proposal.

          (d) Neither the Company nor the Company Board nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent or Sub, the recommendation of the Company Board of this Agreement or the Merger, or approve or recommend, or propose publicly to approve or recommend, a Company Takeover Proposal, unless a withdrawal or modification of such recommendation is, in the good faith judgment of the Company Board after consultation with its outside counsel, required by its fiduciary duties. Nothing contained in this
Section 5.02 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any required disclosure to the Company's shareholders if, in the good faith judgment of the Company Board, based on the opinion of outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law.

          (e) The Company represents and warrants to Parent that, within the previous 12 months, (i) the Company has not received any Company Takeover Proposal and (ii) the Company has not provided written non-public information (whether or not pursuant to a confidentiality agreement) to any person in consideration of a potential Company Takeover Proposal or to otherwise facilitate the making of a Company Takeover Proposal.

          (f) For purposes of this Agreement:

          "Company Takeover Proposal" means any proposal or offer for a merger, consolidation, dissolution, liquidation, recapitalization or other business combination involving the Company or any Company Subsidiary that constitutes a significant subsidiary within the meaning of Rule 1-02 of Regulation S-X of the SEC, any proposal or offer for the issuance by the Company of a material amount of its equity securities as consideration for the assets or securities of any person or any proposal or offer to acquire in any manner, directly or indirectly, a material equity interest in any voting securities of, or a substantial portion of the assets of, the Company or any Company Subsidiary, other than the Transactions.

          SECTION 5.03. No Solicitation by Parent. (a) Parent shall not, nor shall it permit any Parent Subsidiary to, nor shall it authorize or knowingly permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, Parent or any Parent Subsidiary to, (i) directly or indirectly solicit, initiate or encourage the submission of, any Parent Takeover Proposal (as defined in Section 5.03(f)), (ii) enter into any agreement with respect to any Parent Takeover Proposal or (iii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Parent Takeover Proposal; provided, however, that prior to receipt of the Parent Stockholder Approval (the "Parent Applicable Period"), if Parent receives a proposal or offer that was not solicited by Parent and that did not otherwise result from a breach or deemed breach of this Section 5.03(a) and that the Parent Board believes in good faith could result in a third party making a Parent Superior Proposal (as defined in Section 5.03(b)), and subject to compliance with Section 5.03(c), Parent may (x) furnish information with respect to the Parent to the person making such a proposal or offer pursuant to a customary confidentiality agreement the terms of which shall be no less favorable to the Parent than the terms of the Confidentiality Agreement and (y) participate in discussions or negotiations with such person regarding such proposal or offer. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any affiliate, director or executive officer of Parent or any Parent Subsidiary or any investment banker, attorney or other advisor or representative of Parent or any Parent Subsidiary, shall be deemed to be a breach of this
Section 5.03(a) by Parent.

          (b) Except as expressly permitted by this Section 5.03, neither the Parent Board nor any committee thereof shall (i) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Parent Takeover Proposal or (ii) approve or recommend, or propose publicly to approve or recommend, any Parent Takeover Proposal. Notwithstanding the foregoing, if the Parent has received a Parent Superior Proposal, the Parent Board may terminate this Agreement, but only at a time that is during the Parent Applicable Period and is more than 48 hours following the Company's receipt of written notice advising the Company that the Parent Board is prepared to accept such Parent Superior Proposal, specifying the material terms and conditions of such Parent Superior Proposal and identifying the person making such Parent Superior Proposal. For purposes of this Agreement, a "Parent Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of the Parent Capital Stock then outstanding or all or substantially all the assets of the Parent and otherwise on terms which the Parent Board determines in its good faith judgment (after consulting with a financial advisor of nationally recognized reputation) (A) is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the proposal and the third party making such proposal, and (B) presents, in its entirety, more favorable terms, financial and otherwise, taken as a whole, to Parent and Parent's shareholders, than the terms of the Merger and the other Transactions, as the Merger and the Transaction Agreements may be amended from time to time.

          (c) Parent promptly shall advise the Company orally and in writing of any Parent Takeover Proposal or any inquiry with respect to or that could reasonably be expected to lead to any Parent Takeover Proposal, the identity of the person making any such Parent Takeover Proposal or inquiry and the material terms of any such Parent Takeover Proposal or inquiry. Parent shall (i) keep the Company fully informed of the status of any such Parent Takeover Proposal or inquiry (including any change to the material terms thereof) and (ii) provide to the Company as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to Parent from any third party in connection with any Parent Takeover Proposal.

          (d) Neither Parent nor the Parent Board nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the Company, the recommendation of the Parent Board of the Share Issuance or the Charter Amendment, or approve or recommend, or propose publicly to approve or recommend, a Parent Takeover Proposal unless a withdrawal or modification of such recommendation is, in the good faith judgment of the Parent Board after consultation with its outside counsel, required by its fiduciary duties. Nothing contained in this Section 5.03 shall prohibit Parent from taking and disclosing to its stockholders a position contemplated by

Rule 14e-2(a) promulgated under the Exchange Act or from making any required disclosure to Parent's stockholders if, in the good faith judgment of the Parent Board, based on the opinion of outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law.

          (e) Parent represents and warrants to the Company that, within the 12 month period prior to the date of this Agreement, (i) Parent has not received any Parent Takeover Proposal and (ii) the Parent has not provided written non-public information (whether or not pursuant to a confidentiality agreement) to any person in consideration of a potential Parent Takeover Proposal or to otherwise facilitate the making of a Parent Takeover Proposal.

          (f) For purposes of this Agreement:

          "Parent Takeover Proposal" means any proposal for a merger, consolidation, dissolution, liquidation, recapitalization or other business combination involving Parent or any Parent Subsidiary that constitutes a significant subsidiary within the meaning of Rule 1-02 of Regulation S-X of the SEC, any proposal or offer for the issuance by Parent of a material amount of its equity securities as consideration for the assets or securities of any person or any proposal or offer to acquire in any manner, directly or indirectly, a material equity interest in any voting securities of, or a substantial portion of the assets of Parent or any Parent Subsidiary, other than the Transactions.


                                 ARTICLE VI

                           Additional Agreements

          SECTION 6.01. Preparation of the Form S-4 and the Proxy Statement; Stockholders Meetings. (a) As soon as practicable following the date of this Agreement, the Company and Parent shall prepare and file with the SEC the Proxy Statement in preliminary form and Parent shall prepare and file with the SEC the Form S-4, in which the Proxy Statement will be included as a prospectus, and each of the Company and Parent shall use best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto. Each of the Company and Parent shall use best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company shall use best efforts to cause the Proxy Statement to be mailed to the Company's shareholders, and Parent shall use best efforts to cause the Proxy Statement to be mailed to Parent's stockholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in connection with the Merger and under the Company Stock Plans and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock and rights to acquire Company Common Stock pursuant to the Company Stock Plans as may be reasonably requested in connection with any such action. The parties shall notify each other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or the Form S-4 or for additional information and shall supply each other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement, the Form S-4 or the Merger. If at any time prior to receipt of the Company Shareholder Approval or the Parent Stockholder Approval, there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company and Parent shall promptly prepare and mail to their respective stockholders such an amendment or supplement.

          (b) The Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders (the "Company Shareholders Meeting") for the purpose of seeking the Company Shareholder Approval. The Company shall, through the Company Board, recommend to its shareholders that they give the Company Shareholder Approval. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this
Section 6.01(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Company Takeover Proposal.

          (c) Parent shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Parent Stockholders Meeting") for the purpose of seeking the Parent Stockholder Approval. Parent shall, through the Parent Board, recommend to its stockholders that they give the Parent Stockholder Approval. Without limiting the generality of the foregoing, Parent agrees that its obligations pursuant to the first sentence of this

Section 6.01(c) shall not be affected by the commencement, public proposal, public disclosure or communication to Parent of any Parent Takeover Proposal.

          (d) The Company shall use its best efforts to cause to be delivered to Parent a letter of Deloitte & Touche LLP ("D&T"), the Company's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

          (e) Parent shall use its best efforts to cause to be delivered to the Company a letter of Arthur Andersen LLP ("AA"), Parent's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

          SECTION 6.02. Access to Information; Confidenti ality. Each of the Company and Parent shall, and shall cause each of its respective subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of the Company and Parent shall, and shall cause each of its respective subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Without limiting the generality of the foregoing, the Company shall, within two business days of request therefor, provide to Parent the information described in Rule 14a-7(a)(2)(ii) under the Exchange Act and any information to which a holder of Company Common Stock would be entitled under Section 103 of the BCL (assuming such holder met the requirements of such section). Without limiting the generality of the foregoing, Parent shall, within two business days of request therefor, provide to the Company the information described in Rule 14a-7(a)(2)(ii) under the Exchange Act and any information to which a holder of Parent Common Stock would be entitled under Section 220 of the DGCL (assuming such holder met the requirements of such section). All information exchanged pursuant to this Section 6.02 shall be subject to the Mutual Nondisclosure Agreement dated November 23, 1998 between the Company and Parent (the "Confidentiality Agreement").

          SECTION 6.03. Reasonable Efforts; Notification. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other Transactions, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (including, in the case of Parent, making any reasonable accommodation, such as the granting of additional security or the issuance of a Parent guarantee, as may be reasonably requested by the Administrator of the Maritime Administration of the Department of Transportation in connection with obtaining the consent referred to in
Section 7.02(g)), (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or any other Transaction Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of the Transaction Agreements. In connection with and without limiting the foregoing, the Company and the Company Board shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Transactions or this Agreement or any other Transaction Agreement and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Transactions or this Agreement or any other Transaction Agreement, take all action necessary to ensure that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by the Transaction Agreements. Notwithstanding anything to the contrary contained in any Transaction Agreement, the "reasonable efforts" of Parent shall not require Parent to agree to any prohibition, limitation or other requirement of the type set forth in Section 7.02(c).

          (b) The Company shall give prompt notice to Parent, and Parent or Sub shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in any Transaction Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under any Transaction Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obliga tions of the parties under the Transaction Agreements.

          SECTION 6.04. Company Stock Options. (a) As soon as practicable following the date of this Agreement, the Company Board (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

          (i) adjust the terms of all outstanding Company Employee Stock Options to provide that, at the Effective Time, each Company Employee Stock Option out standing immediately prior to the Effective Time shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Employee Stock Option, the same number of shares of Parent Common Stock as the holder of such Company Employee Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such Company Employee Stock Option in full immediately prior to the Effective Time, at a price per share equal to (A) the aggregate exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Company Employee Stock Option divided by (B) the number of shares of Parent Common Stock deemed purchasable pursuant to such Company Employee Stock Option; provided, however, that in the case of any option to which Section 421 of the Code applies by reason of its qualification under either Section 422 or 424 of the Code ("qualified stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code;

          (ii) adjust the terms of all outstanding Company SARs to provide that, at the Effective Time, (A) each holder of a Company SAR shall be entitled to that number of stock appreciation rights with respect to Parent Common Stock ("Parent SARs") equal to the number of Company SARs held by such holder immediately prior to the Effective Time multiplied by the Conversion Number, and (B) the appreciation base with respect to each Parent SAR shall be equal to the appreciation base in effect with respect to the corresponding Company SAR immediately prior to the Effective Time, divided by the Conversion Number;

          (iii) make such other changes to the Company Stock Plans as it deems appropriate to give effect to the Merger (subject to the approval of Parent, which shall not be unreasonably withheld); and

          (iv) ensure that, after the Effective Time, no Company Employee Stock Options or Company SARs may be granted under any Company Stock Plan.

          (b) At the Effective Time, and subject to compliance by the Company with Section 6.04(a), Parent shall assume all the obligations of the Company under the Company Stock Plans, each outstanding Company Employee Stock Option and Company SAR and the agreements evidencing the grants thereof. As soon as practicable after the Effective Time, Parent shall deliver to the holders of Company Employee Stock Options and Company SARs appropriate notices setting forth such holders' rights pursuant to the respective Company Stock Plans, and the agreements evidencing the grants of such Company Employee Stock Options and Company SARs shall continue in effect on the same terms and conditions, including any terms which provide for full and immediate vesting (subject to the adjustments required by this Section 6.04 after giving effect to the Merger). Parent shall comply with the terms of the Company Employee Stock Plans and ensure, to the extent required by, and subject to the provisions of, such Company Stock Plans, that the Company Employee Stock Options that qualified as qualified stock options prior to the Effective Time continue to qualify as qualified stock options after the Effective Time.

          (c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Company Employee Stock Options assumed in accordance with this Section
6.04. As of the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of Parent Common Stock subject to such Company Employee Stock Options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Company Employee Stock Options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Parent shall administer the Company Stock Plans assumed pursuant to this Section 6.04 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the applicable Company Stock Plan complied with such rule prior to the Merger.

          (d) In this Agreement:

          "Company Employee Stock Option" means any option to purchase Company Common Stock granted under any Company Stock Plan.

          "Company SAR" means any stock appreciation right linked to the price of Company Common Stock and granted under any Company Stock Plan.

          "Company Stock Plans" means the Avondale Industries, Inc. 1997 Stock Incentive Plan, the Avondale Industries, Inc. Performance Share Plan and the Avondale Industries, Inc. Stock Appreciation Plan.

          "Parent Employee Stock Option" means any option to purchase Parent Common Stock granted under any Parent Stock Plan.

          "Parent Stock Plans" means Newport News Shipbuilding Inc. Employee Stock Purchase and Accumulation Plan, Newport News Shipbuilding Inc. Stock Ownership Plan, Newport News Shipbuilding Inc. Stock Incentive Plan, 1997 Stock Plan for Directors of Newport News Shipbuilding Inc., Newport News Shipbuilding Inc. 401(K) Investment Plan for Salaried Employees and Newport News Shipbuilding and Dry Dock Company Savings (401(K)) Plan for Union Eligible Employees.

          SECTION 6.05. Benefit Plans. For a period of one year after the Effective Time Parent shall cause the Surviving Corporation either (a) to maintain the Company

Benefit Plans (other than plans providing for the issuance of Company Capital Stock or based on the value of Company Capital Stock) in effect on the date of this Agreement or (b) to provide benefits to each category of employees of the Company and the Company Subsidiaries that are not materially less favorable in the aggregate to such category of employees than those provided under such Company Benefit Plans.

          SECTION 6.06. Indemnification. (a) Parent shall, to the fullest extent permitted by law, cause the Surviving Corporation to honor all Company obligations to indemnify (including any obligations to advance funds for expenses) the current or former directors or officers of the Company for acts or omissions by such directors and officers occurring, or alleged to have occurred, prior to the Effective Time to the extent that such obligations of the Company exist on the date of this Agreement, whether pursuant to the Company Charter, the Company By-laws, individual indemnity agreements or otherwise as of the date of this Agreement (as well as the additional indemnity obligations described in the Company Disclosure Letter), and such obligations shall survive the Merger and shall continue in full force and effect in accordance with the terms of the Company Charter, the Company By-laws and such individual indemnity agreements from the Effective Time until the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions.

          (b) For a period of six years after the Effective Time, Parent shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that Parent may substitute therefor policies with reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from or related to facts, events, actions or omissions, which occurred at or before the Effective Time; provided, however, that Parent shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 300% of the annual premiums paid as of the date hereof by the Company for such insurance (such 300% amount, the "Maximum Premium") (it being understood that the Company's practice is to purchase director and officers' liability insurance policies having terms of longer than one year and the premium paid with respect to any multi-year policy shall be annualized for purposes of determining whether it exceeds the Maximum Premium). If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, Parent shall maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Premium. The Company represents to Parent that the Maximum Premium is $3,000,000.

          (c) Parent agrees to unconditionally guarantee the obligations of the Surviving Corporation under this Section 6.06.

          SECTION 6.07. Fees and Expenses. (a) Except as provided below, all fees and expenses incurred in connection with the Merger and the other Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that (i) expenses incurred in connection with filing, printing and mailing the Proxy Statement and the Form S-4 and (ii) the fees and expenses of Powell, Tate shall be shared equally by Parent and the Company.

          (b) The Company shall pay to Parent a fee of $15,000,000 if: (i) Parent terminates this Agreement pursuant to Section 8.01(d); (ii) any person makes a Company Takeover Proposal that was publicly disclosed prior to the Company Shareholders Meeting, thereafter this Agreement is terminated pursuant to Section 8.01(b)(iv) and within 12 months of such termination the Company enters into a definitive agreement with such person or any affiliate of such person to consummate, or consummates, the transactions contemplated by a Company Takeover Proposal; (iii) any person makes a Company Takeover Proposal prior to the Outside Date (as defined in Section 8.01(b)), the Company Shareholder Approval is not obtained prior to termination of this Agreement pursuant to Section 8.01(b)(i) and within 12 months of such termination the Company enters into a definitive agreement with such person or any affiliate of such person to consummate, or consummates, the transactions contemplated by a Company Takeover Proposal;
(iv) any person makes a Company Takeover Proposal that was publicly disclosed prior to termination of this Agreement, this Agreement is terminated pursuant to Section 8.01(c) due to a breach by the Company in any material respect of Section 5.01(c) and within 12 months of such termination the Company enters into a definitive agreement with such person or any affiliate of such person to consummate, or consummates, the transactions contemplated by a Company Takeover Proposal; (v) this Agreement is terminated pursuant to Section 8.01(g); or (vi) (A) the Company Board or any committee thereof withdraws or modifies in a manner adverse to the Parent or Sub its approval or recommendation of this Agreement or fails to recommend to the Company's shareholders that they give the Company Shareholder Approval and (B) thereafter this Agreement is terminated pursuant to Section 8.01(b)(iv). Any fee due under this Section 6.07(b) shall be paid by certified check or wire transfer of same- day funds (A) on the date of termination of this Agreement (in the case of clause (i) or (vi) above), (B) on the date of execution of such definitive agreement or, if earlier, consummation of such transactions (in the case of clauses (ii), (iii) or (iv) above) or (C) as specified in Section 8.01(g) (in the case of clause (v) above).

          (c) Parent shall pay to the Company a fee of $15,000,000 if: (i) the Company terminates this Agreement pursuant to Section 8.01(f); (ii) any person makes a Parent Takeover Proposal that was publicly disclosed prior to the Parent Stockholders Meeting, thereafter this Agreement is terminated pursuant to Section 8.01(b)(v) and within 12 months of such termination Parent enters into a definitive agreement with such person or any affiliate of such person to consummate, or consummates, the transactions contemplated by a Parent Takeover Proposal; (iii) any person makes a Parent Takeover Proposal prior to the Outside Date, the Parent Stockholder Approval is not obtained prior to termination of this Agreement pursuant to Section 8.01(b)(i) and within 12 months of such termination Parent enters into a definitive agreement to consummate, or consummates, the transactions contemplated by a Parent Takeover Proposal; (iv) any person makes a Parent Takeover Proposal that was publicly disclosed prior to termination of this Agreement, this Agreement is terminated pursuant to Section 8.01(e) due to a breach by Parent in any material respect of Section 5.01(c) and within 12 months of such termination Parent enters into a definitive agreement with such person or any affiliate of such person to consummate, or consummates, the transactions contemplated by a Parent Takeover Proposal; (v) this Agreement is terminated pursuant to Section 8.01(h); or (vi) (A) the Parent Board or any committee thereof withdraws or modifies in a manner adverse to the Company its recommendation of the Share Issuance and the Charter Amendment or fails to recommend to Parent's stockholders that they give the Parent Stockholder Approval and (B) thereafter this Agreement is terminated pursuant to Section 8.01(b)(v). Any fee due under this Section 6.07(c) shall be paid by certified check or wire transfer of same- day funds (A) on the date of termination of this Agreement (in the case of clause (i) or (vi) above), (B) on the date of execution of such definitive agreement or, if earlier, consummation of such transactions (in the case of termination pursuant to clauses (ii), (iii) or (iv) above) or (C) as specified in
Section 8.01(h) (in the case of clause (v) above).

          SECTION 6.08. Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Merger and the other Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except, in each of the foregoing cases, after making a reasonable effort to notify and consult with the other party, as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

          SECTION 6.09. Transfer Taxes. All stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) ("Transfer Taxes") incurred in connection with the transactions contemplated by this Agreement shall be paid by the Company, and the Company or Parent, as required, shall prepare, execute and file any returns with respect to such Transfer Taxes.

          SECTION 6.10. Affiliates. (a) Promptly following the date of execution of this Agreement, the Company shall deliver to Parent a letter identifying all persons who are expected by the Company to be, at the date of the Company Shareholders Meeting, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its best efforts to cause each such person to deliver to Parent on or prior to the date of mailing of the Proxy Statement a written agreement substantially in the form attached as Exhibit C-1.

          (b) Promptly following the date of execution of this Agreement, Parent shall deliver to the Company a letter identifying all persons who are expected by Parent to be, on the Closing Date, "affiliates" of Parent for purposes of Rule 145 under the Securities Act. Parent shall use its best efforts to cause each such person to deliver to Parent on or prior to the date of mailing of the Proxy Statement a written agreement substantially in the form of Exhibit C-2.

          SECTION 6.11. Stock Exchange Listing. Parent shall use all reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger and under the Company Stock Plans to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

          SECTION 6.12. Rights Agreements; Consequences if Rights Triggered. (a) The Company Board shall take all action requested in writing by Parent in order to render the Company Rights inapplicable to the Merger and the other Transactions. Except as approved in writing by Parent, the Company Board shall not (i) amend the Company Rights Agreement, (ii) redeem the Company Rights or (iii) take any action with respect to, or make any determination under, the Company Rights Agreement. If any Separation Time, Stock Acquisition Date, Flip-over Transaction or Event or Flip-in Date occurs under the Company Rights Agreement at any time during the period from the date of this Agreement to the Effective Time, the Company and Parent shall make such adjustment to the Conversion Number as the Company and Parent shall mutually agree so as to preserve the economic benefits that the Company and Parent each reasonably expected on the date of this Agreement to receive as a result of the consummation of the Merger and the other Transactions.

          (b) The Parent Board shall take all action requested in writing by the Company in order to render the Parent Rights inapplicable to the Merger and the other Transactions. Except as approved in writing by the Company, the Parent Board shall not (i) amend the Parent Rights Agreement,
(ii) redeem the Parent Rights or (iii) take any action with respect to, or make any determination under, the Parent Rights Agreement. If any Distribution Date occurs under the Parent Rights Agreement or any person becomes an Acquiring Person thereunder at any time during the period from the date of this Agreement to the Effective Time, the Company and Parent shall make such adjustment to the Conversion Number as the Company and Parent shall mutually agree so as to preserve the economic benefits that the Company and Parent each reasonably expected on the date of this Agreement to receive as a result of the consummation of the Merger and the other Transactions (e.g., if any Distribution Date occurs under the Parent Rights Agreement at any time during the period from the date of this Agreement to the Effective Time, the Parent Board could take such actions as are necessary and permitted under the Parent Rights Agreement to provide that Rights Certificates representing an appropriate number of Parent Rights are issued to the Company's shareholders who receive Parent Common Stock pursuant to the Merger).

          SECTION 6.13. Tax Treatment. The parties intend the Merger to qualify as a reorganization under Section 368(a) of the Code. Each party and its affiliates shall use reasonable efforts to cause the Merger to so qualify and to obtain the opinions of Jones, Walker, Waechter, Poitevent, Carrere & Denegre LLP ("Jones Walker") and Cravath, Swaine & Moore to the effect that the Merger will be treated for U.S. Federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code and that Parent, Sub and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code. For purposes of the tax opinions described in Sections 7.02(f) and 7.03(e), each of Parent and the Company shall provide representation letters substantially in the form of Exhibits D-1 and D-2, each dated on or about the date that is two business days prior to the date the Proxy Statement is mailed to the stockholders of Parent and the Company and reissued as of the Closing Date. Each of Parent, Sub and the Company and each of their respective affiliates shall not take any action and shall not fail to take any action or suffer to exist any condition which action or failure to act or condition would prevent, or would be reasonably likely to prevent, the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          SECTION 6.14. Issuance of Parent Common Stock and Company Common Stock. (a) Notwithstanding any prohibition to the contrary set forth in this Agreement, to the extent necessary, based upon the advice of D&T and AA, to account for the Merger as a pooling of interests under GAAP, Parent shall, prior to or after satisfaction or waiver of all conditions set forth in Article VII, at its sole election, issue up to 840,000 shares of Parent Common Stock prior to the Effective Time and may issue additional shares of Parent Common Stock prior to the Effective Time.

          (b) Notwithstanding any prohibition to the contrary set forth in this Agreement, to the extent necessary, based upon the advice of D&T and AA, to account for the Merger as a pooling of interests under GAAP and only to the extent that Parent is not able to issue additional shares of Parent Common Stock in order to account for the Merger as a pooling of interests under GAAP, the Company shall, after satisfaction or waiver of all conditions set forth in Article VII, issue up to 200,000 shares of Company Common Stock held in its treasury prior to the Effective Time and may issue additional shares of Company Common Stock prior to the Effective Time.


                                ARTICLE VII

                            Conditions Precedent

          SECTION 7.01. Conditions to Each Party's Obligation To Effect The Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Stockholder Approval. The Company shall have obtained the Company Shareholder Approval, and Parent shall have obtained the Parent Stockholder Approval.

          (b) Listing. The shares of Parent Company Stock issuable to the Company's shareholders pursuant to this Agreement and under the Company Stock Plans shall have been approved for listing on the NYSE, subject to official notice of issuance.

          (c) Antitrust. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired. Any consents, approvals and filings under any foreign antitrust law, the absence of which would prohibit the consummation of the Merger, shall have been obtained or made.

          (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that, subject to Section 6.03, each of the parties shall have used its best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

          (e) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and Parent shall have received all state securities or "blue sky" authorizations necessary to issue Parent Common Stock pursuant to the Merger.

          SECTION 7.02. Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to the following conditions:

          (a) Representations and Warranties. The repre sentations and warranties of the Company in this Agreement that are qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

          (c) No Litigation. There shall not be pending any suit, action or proceeding by any Governmental Entity or any other person that has a reasonable likelihood of success, (i) seeking to restrain or prohibit the consummation of the Merger or any other Transaction or seeking to obtain from the Company, Parent or Sub any monetary damages that are material in relation to the Company and its subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, or to compel the Company, Parent or any of their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, as a result of the Merger or any other Transaction, (iii) seeking to impose limitations on the ability of Parent to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock, including the right to vote the Company Common Stock purchased by it on all matters properly presented to the shareholders of the Company or
(iv) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company and the Company Subsidiaries.

          (d) Absence of Company Material Adverse Effect. Except as disclosed in the Filed Company SEC Documents or in the Company Disclosure Letter, since the date of the most recent audited financial statements included in the Filed Company SEC Documents there shall not have been any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be likely to have a Company Material Adverse Effect.

          (e) Letters from Company Affiliates. Prior to the mailing of the Proxy Statement, Parent shall have received from each person named in the letter referred to in Section 6.10 an executed copy of an agreement substantially in the form of Exhibit C-1.

          (f) Tax Opinion. Parent shall have received a written opinion, dated as of the Closing Date, from Cravath, Swaine & Moore, counsel to Parent, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that Parent, Sub and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code; it being understood that in rendering such opinion, such tax counsel shall be entitled to rely upon representations provided by the parties hereto substantially in the form of Exhibits D-1 and D-2.

          (g) Consents. The Administrator of the Maritime Administration of the Department of Transportation shall have approved the consummation of the Merger.

          SECTION 7.03. Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to the following conditions:

          (a) Representations and Warranties. The repre sentations and warranties of Parent and Sub in this Agreement that are qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and on the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). The Company shall have received a certificate signed on behalf of Parent by the chief executive officer and the chief financial officer of Parent to such effect.

          (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer and the chief financial officer of Parent to such effect.

          (c) No Litigation. There shall not be pending any suit, action or proceeding by any Governmental Entity or any other person that has a reasonable likelihood of success, (i) seeking to restrain or prohibit the consummation of the Merger or any other Transaction or seeking to obtain from the Company, Parent or Sub any monetary damages that are material in relation to the Company and its subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, or to compel the Company, Parent or any of their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, as a result of the Merger or any other Transaction, (iii) seeking to impose limitations on the ability of Parent to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock, including the right to vote the Company Common Stock purchased by it on all matters properly presented to the shareholders of the Company or
(iv) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company and the Company Subsidiaries.

          (d) Absence of Parent Material Adverse Effect. Except as disclosed in the Filed Parent SEC Documents or in the Parent Disclosure Letter, since the date of the most recent audited financial statements included in the Filed Parent SEC Documents there shall not have been any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be likely to have a Parent Material Adverse Effect.

          (e) Tax Opinion. The Company shall have received a written opinion, dated as of the Closing Date, from Jones Walker, counsel to the Company, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that Parent, Sub and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code; it being understood that in rendering such opinion, such tax counsel shall be entitled to rely upon representations provided by the parties hereto substantially in the form of Exhibits D-1 and D-2.

          (f) Letters from Parent Affiliates. Prior to the mailing of the Proxy Statement, Parent shall have received from each person named in the letter referred to in

Section 6.10 an executed copy of an agreement substantially in the form of Exhibit C-2.

          (g) Name Change. Effective as of the Effective Time, Parent shall amend the Parent Charter such that its name shall be Newport News Avondale Industries Inc.


                                ARTICLE VIII

                     Termination, Amendment and Waiver

          SECTION 8.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Company Shareholder Approval or the Parent Stockholder Approval:

          (a) by mutual written consent of Parent, Sub and the Company;

          (b) by either Parent or the Company:

               (i) if the Merger is not consummated on or before November 30, 1999 (the "Outside Date"), unless the failure to consummate the Merger is the result of a material breach of any Transaction Agreement by the party seeking to terminate this Agreement;

               (ii) if any Governmental Entity issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

               (iii) if any condition to the obligation of such party to consummate the Merger set forth in Section 7.02 (in the case of Parent) or 7.03 (in the case of the Company) becomes incapable of satisfaction prior to the Outside Date; provided, however, that the terminating party is not then in material breach of any representation, warranty or covenant contained in any Transaction Agreement;

               (iv) if, upon a vote at a duly held meeting to obtain the Company Shareholder Approval, the Company Shareholder Approval is not obtained; or

               (v) if, upon a vote at a duly held meeting of Parent to obtain the Parent Stockholder Approval, the Parent Stockholder Approval is not obtained;

          (c) by Parent, if the Company breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in any Transaction Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in
     Section 7.02(a) or 7.02(b), and (ii) cannot be or has not been cured within 30 days after the giving of written notice to the Company of such breach (provided that Parent is not then in material breach of any representation, warranty or covenant contained in any Transaction Agreement);

          (d) by Parent:

               (i) if the Company Board or any committee thereof withdraws or modifies in a manner adverse to Parent its approval or recommendation of this Agreement or fails to recommend to the Company's shareholders that they give the Company Shareholder Approval; or

               (ii) if (A) the Company or any of its officers, directors or employees takes any of the actions proscribed by Section 5.02 or
          (B) any other representative or agent of the Company takes any of the actions proscribed by Section 5.02 and prior to such actions the Company had received, or following such actions the Company receives, any inquiry or proposal that constitutes, or may reasonably be expected to lead to, any Company Takeover Proposal;

          (e) by the Company, if Parent breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in any Transaction Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in
     Section 7.03(a) or 7.03(b), and (ii) cannot be or has not been cured within 30 days after the giving of written notice to Parent of such breach (provided that the Company is not then in material breach of any representation, warranty or covenant in any Transaction Agreement);

          (f) by the Company:

               (i) if the Parent Board or any committee thereof withdraws or modifies in a manner adverse to the Company its recommendation of the Share Issuance or Charter Amendment or fails to recommend to Parent's stockholders that they give the Parent Stockholder Approval; or

               (ii) if (A) Parent or any of its officers, directors or employees takes any of the actions proscribed by Section 5.03 or
          (B) any other representative or agent of Parent takes any of the actions proscribed by Section 5.03 and prior to such actions the Parent had received, or following such actions Parent receives, any inquiry or proposal that constitutes, or may reasonably be expected to lead to, any Parent Takeover Proposal;

          (g) by the Company prior to receipt of the Company Shareholders Approval in accordance with Section 5.02(b); provided, however, that the Company shall have complied with all provisions thereof, including the notice provisions therein and shall have immediately prior to such termination paid to Parent the fees then due to Parent from the Company pursuant to Section 6.07; or

          (h) by Parent prior to receipt of the Parent Stockholders Approval in accordance with Section 5.03(b); provided, however, that Parent shall have complied with all provisions thereof, including the notice provisions therein and shall have immediately prior to such termination paid to the Company the then fees due to the Company from Parent pursuant to Section 6.07.

          SECTION 8.02. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than Section 3.14, Section 4.14, the last sentence of
Section 6.02, Section 6.07, Section 6.08, this Section 8.02 and Article IX, which provisions shall survive such termination, and except to the extent that such termination results from the knowing and intentional and material breach by a party of any representation, warranty or covenant set forth in any Transaction Agreement.

          SECTION 8.03. Amendment. This Agreement may be amended by the parties at any time before or after receipt of the Company Shareholder Approval or the Parent

Stockholder Approval; provided, however, that after receipt of the Company Shareholder Approval or the Parent Stockholder Approval, there shall be made no amendment that by law requires further approval by the shareholders of the Company or the stockholders of Parent without the further approval of such shareholders or stockholders, as the case may be. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

          SECTION 8.04. Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.03, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

          SECTION 8.05. Procedure for Termination, Amend ment, Extension or Waiver. A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 8.03 or an extension or waiver pursuant to Section 8.04 shall, in order to be effective, require in the case of Parent, Sub or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.


                                 ARTICLE IX

                             General Provisions

          SECTION 9.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

          SECTION 9.02. Notices. All notices, requests, claims, demands and other communications under this Agree ment shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

           (a) if to Parent or Sub, to



               Attention: Vice President and General
                          Counsel

               with a copy to:

               Cravath, Swaine & Moore
               825 Eighth Avenue
               New York, New York 10019

               Attention:  Richard Hall

           (b) if to the Company, to



               Attention:

               with a copy to:

               Jones, Walker, Waechter, Poitevent, Carrere &
               Denegre LLP
               Place St. Charles
               201 St. Charles Avenue
               New Orleans, LA 70170

               Attention:  Curtis R. Hearn


          SECTION 9.03. Definitions. For purposes of this Agreement:

          An "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

          "knowledge" of any person means the knowledge of the directors and executive officers of such person or any supervisory employee or employees of such person directly in charge of the area for which knowledge is called; "known" shall have a correlative meaning.

          A "material adverse effect" on a party means a material adverse effect on the business, assets, condition (financial or otherwise), prospects or results of operations of such party and its subsidiaries, taken as a whole.

          A "person" means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

          A "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned by such first person or by another subsidiary of such person.

          SECTION 9.04. Interpretation; Disclosure Letters. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Any matter disclosed in any section of either the Company Disclosure Letter or the Parent Disclosure Letter shall be deemed disclosed only for the purposes of the specific Sections of this Agreement to which such section relates.

          SECTION 9.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          SECTION 9.06. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          SECTION 9.07. Entire Agreement; No Third-Party Beneficiaries. The Transaction Agreements, taken together with the Company Disclosure Letter, the Parent Disclosure Letter, the Confidentiality Agreement and any other document executed by Parent and the Company and dated the date hereof that specifically refers to this Agreement, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the Transactions and (b) except for the provisions of Article II, Section 6.04 and Section 6.06, are not intended to confer upon any person other than the parties any rights or remedies.

          SECTION 9.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by opera tion of law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          SECTION 9.09. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of any Transaction Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of any Transaction Agreement and to enforce specifically the terms and provisions of each Transaction Agreement in any New York state court or any Federal court located in the State of New York, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any New York state court or any Federal court located in the State of New York in the event any dispute arises out of any Transaction Agreement or any Transaction, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to any Transaction Agreement or any Transaction in any court other than any New York state court or any Federal court sitting in the State of New York and (d) waives any right to trial by jury with respect to any action related to or arising out of any Transaction Agreement or any Transaction.

          SECTION 9.10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent the laws of Louisiana are mandatorily applicable to the Merger.


          IN WITNESS WHEREOF, Parent, Sub and the Company have duly executed this Agreement, all as of the date first written above.

                             NEWPORT NEWS SHIPBUILDING INC.,

                               by /s/ David J. Anderson
                                  --------------------------------
                                  Name:  David J. Anderson
                                  Title: Senior Vice President and
                                         Chief Financial Officer


                             ARES ACQUISITION CORPORATION,

                               by /s/ Peter A.V. Huegel
                                  --------------------------
                                  Name:  Peter A.V. Huegel
                                  Title: Vice President


                             AVONDALE INDUSTRIES, INC.,

                               by /s/ Albert L. Bossier, Jr.
                                  --------------------------------
                                  Name:  Albert L. Bossier, Jr.
                                  Title: Chairman of the Board,
                                         President and Chief
                                         Executive Officer

                                                                  EXHIBIT A




           ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION


          The Articles of Incorporation of Avondale Industries, Inc. shall be amended and restated in their entirety to read as follows:


                                 ARTICLE I

                                    NAME

          The name of this corporation is Avondale Industries, Inc.


                                 ARTICLE II

                             OBJECT AND PURPOSE

          The object and purpose for which this corporation is organized is to engage, either for its own account or the account of others, as either agent or principal, in any lawful activity for which corporations may be formed under the provisions of the Louisiana Business Corporation Law (Title 12, Chapter 1, Louisiana Revised Statutes of 1950 as may be codified and amended); and to the extent not prohibited thereby to enter upon and engage in any kind of business of any nature whatsoever in any other state of the United States of America, any foreign nation, and any territory of any country to the extent permitted by the laws of such other state, nation or territory. It shall have all such power as is not repugnant to law.


                                ARTICLE III

                             AUTHORIZED CAPITAL

          A. The total authorized capital stock of this corporation is 1,000 shares of common stock, par value $.01 per share.

          B. Without the necessity of action by the shareholder, shares of stock may be issued by the corporation from time to time by the Board of Directors. Any and all shares so issued, if the consideration fixed for such shares is paid, shall be deemed fully paid stock, and not liable to any further call or assessment, and the holder of such shares shall not be liable for any further payment thereon. All or any part of the authorized capital stock may be issued or sold from time to time for not less than the par value. Stock may be given in exchange for cash or services rendered to the corporation. The capital stock of this corporation shall be fully paid and nonassessable and when issued shall be represented by certificates signed by the President or by a Vice-President together with the signature of a Secretary or a Secretary-Treasurer.

          C. Shareholders shall have pre-emptive rights.


                                 ARTICLE IV

                                 DIRECTORS

          A. The Board of Directors shall be charged with the management of all of the affairs of the corporation and shall have authority to exercise, in addition to the powers and authority expressly conferred upon it, all such powers of the corporation and all such other lawful acts or things which the corporation or its shareholders might do, unless such acts or things are prohibited or directed or required to be exercised or done by the shareholders or officers of the corporation by applicable statute, or by the articles of incorporation, or by the bylaws, or by shareholders' agreement.

          B. Any director absent from a meeting of the Board or any committee thereof, may be represented by any other director or shareholder, who may cast the absent director's vote according to his written instructions, general or special.


                                 ARTICLE V

                       CAPITAL, SURPLUS AND DIVIDENDS

          The Board of Directors shall have such power and authority with respect to capital, surplus and dividends, including allocation, increases, reduction, utilization, distribution and payment as is permitted and provided in Section 61, 62 and 63 of the Louisiana Business Corporation Law or other applicable law.

                                ARTICLE VI

                     PURCHASE AND REDEMPTION OF SHARES

          The corporation may purchase or redeem its own shares in the manner and on the conditions permitted and provided in Section 55 of the Louisiana Business Corporation Law or other applicable law, and as may be authorized by the Board of Directors; and shares so purchased may be reissued and disposed of as authorized by law, or may be cancelled and the capital stock reduced, as the Board of Directors may, from time to time, determine, in accordance with law.


                                ARTICLE VII

                     REVERSION OF UNCLAIMED DIVIDENDS,
                   RECLASSIFIED STOCK OR REDEMPTION PRICE

          Cash, property or share dividends, shares issuable to shareholders in connection with a reclassification of stock, and the redemption price of redeemed shares, which are not claimed by the shareholders entitled thereto within one year after the dividend or redemption price became payable or the shares became issuable, despite reasonable efforts by the corporation to pay the dividend or redemption price or deliver the certificates for the shares to such shareholders within such time, shall, at the expiration of such time, revert in full ownership to the corporation, and the corporation's obligation to pay such dividend or redemption price or issue such shares, as the case may be, shall thereupon cease; provided that the Board of Directors may, at any time, for any reason satisfactory to it, but need not, authorize (a) payment of the amount of any cash or property dividend or redemption price or (b) issuance of any shares, ownership of which as reverted to the corporation, to the entity who or which would be entitled thereto had such reversion not occurred.


                                ARTICLE VIII

                           FAIR PRICE PROTECTION

          The provisions of Louisiana Revised Statutes 12:132 through 134, inclusive, or any similar provisions enacted with respect thereto, shall not apply to this corporation.

                                ARTICLE IX

                       CONTROL SHARE ACQUISITION ACT

          The provisions of Louisiana Revised Statutes 12:135 through 140.2 inclusive, or any similar provisions enacted with respect thereto, shall not apply to this corporation.


                                 ARTICLE X

              CONVERTIBLE SECURITIES AND STOCK PURCHASE RIGHTS

          The corporation may issue convertible securities and rights to convert shares and obligations of the corporation into shares of any authorized class of stock, and the right or option to purchase shares of any authorized class of stock, in the manner or on the conditions permitted and provided in Section 56 of the Louisiana Business Corporation Law or other applicable law, and as may be authorized by the Board of Directors.


                                 ARTICLE XI

                  AMENDMENTS TO ARTICLES OF INCORPORATION

          Any amendment for which a larger vote is not specifically made mandatory by the Louisiana Business Corporation Law may be made by a majority of the voting power present of the shareholders entitled to vote under these articles, including an increase or reduction of capital stock. In addition, if an amendment adversely affects the rights of any class or classes of shareholders, a majority of the voting power present of that class or classes, whether or not that class is entitled to vote, is required.


                                ARTICLE XII

                   VOTING OF SHAREHOLDERS AND BONDHOLDERS

          Any corporate action requiring the vote of shareholders, or of bondholders if bonds are issued having any voting rights, including specifically, but not by way of limitation, adoption and approval of authorization of voluntary disposition of all or substantially all of the corporate assets, and removal of a member of the Board of Directors, may be authorized by consent in writing signed by the shareholders having that proportion of the total voting power which would be required to authorize and constitute such action at a meeting of such shareholders or bondholders.


                                ARTICLE XIII

                     OFFICERS' AND DIRECTORS' LIABILITY

          No officer or director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, whether or not he continues to be such officer or director at the time when any such liability is asserted; provided, however, that the liability of a director of officer of the corporation shall not be eliminated or limited (a) for any breach of the director's or officer's duty of loyalty to the corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a known violation of law,
(c) for liability under Louisiana Revised Statutes 12:92(D), or (d) for any transaction from which the director or officer derived an improper personal benefit.


                                ARTICLE XIV

                               MISCELLANEOUS

          Until the first anniversary of [the date of consummation of the Merger], (a) the corporation shall not be liquidated, dissolved or merged out of existence without the prior approval of the Board of Directors, (b) the number of members on the Board of Directors shall not be changed and
(c) neither of [the two directors designated by Ares] shall be removed or replaced as a director unless the board of directors of Newport News Avondale Industries Inc. ("Newport"), acting by majority vote of all of the directors then serving on such board of directors of Newport, determines in good faith that such removal or replacement is required in order for the board of directors of Newport to discharge its fiduciary duties.

                                                                EXHIBIT B-1





                          Corporate Governance of
                    Parent Following the Effective Time


Board and Board Committees

          Following the Effective Time, the Parent Board will consist of 10 members, comprised of William P. Fricks, Albert L. Bossier, Jr., Francis R. Donovan, Hugh A. Thompson and six outside directors of Parent. Mr. Fricks will serve as Chairman of the Parent Board and Mr. Bossier will serve as Vice Chairman of the Parent Board. Mr. Fricks and Mr. Bossier will serve in Class III of the Parent Board and each will be nominated or renominated, as the case may be, at Parent's 1999 Annual Meeting of Stockholders (the "Annual Meeting"). Mr. Thompson and Mr. Donovan will serve in Class I and Class II, respectively, and will be renominated at Parent's 2000 Annual Meeting and 2001 Annual Meeting, respectively.

          Mr. Bossier will serve on the Executive Committee of Parent, Mr. Thompson will serve on the Audit Committee of Parent and Mr. Donovan will serve on the Compensation and Benefits Committee of Parent.

Parent Executive Management Committee

          An executive "Management Committee" shall be created at the Effective Time and be comprised of Mr. Fricks, Mr. Bossier, David J. Anderson, Thomas M. Kitchen and Thomas C. Schievelbein, for the purpose of reviewing the combined operations of Parent and the Company. Such committee shall meet monthly.

Officers

          Following the Effective Time, Mr. Fricks will serve as Chairman and Chief Executive Officer of Parent and Mr. Bossier will serve as Vice Chairman of Parent and President and Chief Executive Officer of the Surviving Corporation. Mr. Kitchen will serve as Executive Vice President of Parent and will be Chief Operating Officer of the Surviving Corporation.

                                                                EXHIBIT B-2





                        Corporate Governance of the
                    Surviving Corporation Following the
                               Effective time


Directors of the Surviving Corporation
David J. Anderson
Albert L. Bossier, Jr.
Thomas C. Schievelbein
Thomas M. Kitchen


By-laws of the Surviving Corporation

          The bylaws of the Surviving Corporation shall provide that, without the prior approval of the Parent Board, no action shall be taken by the Board of Directors of the Surviving Corporation, or otherwise by the Surviving Corporation or any of its subsidiaries to:

          (a) enter into any merger or combination of the Surviving Corporation or any of its subsidiaries;

          (b) incur or issue any additional indebtedness (including for this purpose any indebtedness evidenced by notes, debentures, bonds or other similar instruments, or secured by any lien on any property, conditional sale obligations, obligations under any title retention agreement and obligations under letters of credit or similar credit transactions) in a single transaction or group of related transactions, enter into a guaranty, engage in any other financing arrangement or issue nonvoting preferred stock other than as provided for in the then current annual budget of the Surviving Corporation which has been approved by the Parent Board and other than for leases;

          (c) acquire or dispose of, in a single transaction or group of related transactions, whether by merger, consolidation, purchase of stock or assets or other business combination, (i) any line of business of the Surviving Corporation or any of its subsidiaries or
     (ii) assets, businesses, operations or securities of the Surviving Corporation or any of its subsidiaries;

          (d) adopt a plan relating to the liquidation or dissolution of the Surviving Corporation or any of its subsidiaries; or

          (e) make any material changes in the compensation, incentive or employee benefit plans of the Surviving Corporation or any of its subsidiaries.

          The bylaws also shall provide that the foregoing provisions cannot be amended without the prior approval of the Parent Board.

                                                                EXHIBIT C-1





                      Form of Company Affiliate Letter


Dear Sirs:

          The undersigned refers to the Agreement and Plan of Merger (the "Merger Agreement") dated as of January 19, 1999 among Newport News Shipbuilding Inc., a Delaware corporation, Ares Acquisition Corporation, a Louisiana corporation, and Avondale Industries, Inc., a Louisiana corporation. Capitalized terms used but not defined in this letter have the meanings give such terms in the Merger Agreement.

          The undersigned, a holder of shares of Company Common Stock, is entitled to receive in connection with the Merger shares of Parent Common Stock. The undersigned acknowledges that the undersigned may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act or Accounting Series Releases 130 and 135, as amended, of the SEC (the "Releases"), although nothing contained herein should be construed as an admission of such fact.

          If in fact the undersigned were an affiliate under the Act, the undersigned's ability to sell, assign or transfer the Parent Common Stock received by the undersigned in exchange for any shares of Company Common Stock pursuant to the Merger may be restricted unless such transaction is registered under the Act or an exemption from such registration is available. The undersigned (i) understands that such exemptions are limited and that Parent is not under any obligation to effect any such registration and (ii) has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act.

          The undersigned hereby represents to and covenants with Parent that the undersigned will not sell, assign or transfer any of the Parent Common Stock received by the undersigned in exchange for shares of Company Common Stock pursuant to the Merger except (i) pursuant to an effective registration statement under the Securities Act or (ii) in a transaction that, in the opinion of counsel reasonably satisfactory to Parent or as described in a "no-action" or interpretive letter from the Staff of the SEC, is not required to be registered under the Securities Act.

          The undersigned further represents to and covenants with Parent that (i) the undersigned will not, between the date hereof and the Closing Date, reduce its risk (within the meaning of the Releases) with respect to, any shares of Company Common Stock held by it and (ii) the undersigned will not reduce its risk (within the meaning of the Releases) with respect to any Parent Common Stock received by it in the Merger until after such time as a report including results covering at least 30 days of combined operations of the Company and Parent have been published by Parent. Parent shall promptly notify the undersigned when such report has been published by Parent.

          In the event of a sale or other disposition by the undersigned pursuant to Rule 145, of Parent Common Stock received by the undersigned in the Merger, the undersigned will supply Parent with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto and the opinion of counsel or no-action letter referred to above. The undersigned understands that Parent may instruct its transfer agent to withhold the transfer of any Parent Securities disposed of by the undersigned, but that upon receipt of such evidence of compliance the transfer agent shall effectuate the transfer of the Parent Common Stock sold as indicated in the letter.

          The undersigned acknowledges and agrees that (i) the Parent Common Stock issued to the undersigned will all be in certificated form and
(ii) appropriate legends will be placed on certificates representing Parent Common Stock received by the undersigned in the Merger or held by a transferee thereof, which legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to Parent from counsel reasonably satisfactory to Parent to the effect that such legends are no longer required for purposes of the Securities Act.

          The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Parent Common Stock and (ii) the receipt by Parent of this letter is an inducement and a condition to Parent's obligations to consummate the Merger.


                                   Very truly yours,




Dated:

                                                                    ANNEX I
                                                             TO EXHIBIT C-1





Newport News Shipbuilding Inc.



          On , the undersigned sold the securities of Newport News Shipbuilding Inc. ("Parent") described below in the space provided for that purpose (the "Securities"). The Securities were received by the undersigned in connection with the merger of Ares Acquisition Corporation, a subsidiary of Parent, with and into Avondale Industries, Inc..

          Based upon the most recent report or statement filed by Parent with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in Rule 144(e) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

          The undersigned hereby represents that the Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Securities Act or in transactions directly with a "market maker" as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.


                                   Very truly yours,



Dated:

                                                                EXHIBIT C-2






                      Form of Parent Affiliate Letter



Dear Sirs:

          The undersigned refers to the Agreement and Plan of Merger (the "Merger Agreement") dated as of January 19, 1999, among Newport News Shipbuilding Inc., a Delaware corporation, Ares Acquisition Corporation, a Louisiana corporation, and Avondale Industries, Inc., a Louisiana corporation. Capitalized terms used but not defined in this letter have the meanings give such terms in the Merger Agreement.

          The undersigned is a holder of shares of Parent Common Stock. The undersigned acknowledges that the undersigned may be deemed an "affiliate" of the Company within the meaning of Accounting Series Releases 130 and 135, as amended, of the SEC (the "Releases"), although nothing contained herein should be construed as an admission of such fact.

          The undersigned represents to and covenants with Parent and the Company that the undersigned will not, between the date hereof and the Closing Date, reduce its risk (within the meaning of the Releases) with respect to, any shares of Parent Common Stock held by it and that it will not reduce its risk (within the meaning of the Releases) with respect to any Parent Common Stock until after such time as a report including results covering at least 30 days of combined operations of the Company and Parent have been published by Parent.

          The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Parent Common Stock and (ii) the receipt by Parent of this letter is an inducement and a condition to the Company's obligations to consummate the Merger.


                                   Very truly yours,




Dated:

                                                                EXHIBIT D-1







                           [Letterhead of Parent]













                                                             [      ], 1999


Cravath, Swaine & Moore
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019

Jones, Walker, Waechter, Poitevent,
Carrere & Denegre, L.L.P.
Place St. Charles Avenue
New Orleans, LA 70170-5100

Ladies and Gentlemen:

          In connection with the opinions to be delivered pursuant to Sections 7.02(f) and 7.03(e) of the Agreement and Plan of Merger (the "Merger Agreement") dated as of January 19, 1999, by and among Newport News Shipbuilding Inc., a Delaware corporation ("Parent"), Ares Acquisition Corporation, a Louisiana corporation and a wholly owned subsidiary of Parent ("Sub"), and Avondale Industries, Inc., a Louisiana corporation (the "Company"), and in connection with the filing with the Securities Exchange Commission (the "SEC") of the registration statement on Form S-4 (the "Registration Statement") relating to the Merger Agreement, which includes the proxy statement/prospectus of Parent and the Company, the undersigned certifies and represents on behalf of Parent and Sub, after due inquiry and investigation, as follows (any capitalized term used but not defined herein having the meaning given to such term in the Merger Agreement):

          1. The facts relating to the contemplated merger (the "Merger") of Sub with and into the Company as described in the Registration Statement and the documents described in the Registration Statement are, insofar as such facts pertain to Parent and Sub, true, correct and complete in all material respects. The Merger will be consummated in accordance with the Merger Agreement.

          2. The formula set forth in the Merger Agreement pursuant to which each issued and outstanding share of common stock of the Company, par value $1.00 per share ("Company Common Stock") will be converted into the right to receive common stock, par value $0.01 per share, of Parent ("Parent Common Stock") is the result of arm's length bargaining.

          3. Cash payments to be made to stockholders of the Company in lieu of fractional shares of Parent Common Stock that would otherwise be issued to such stockholders in the Merger will be made for the purpose of saving Parent the expense and inconvenience of issuing and transferring fractional shares of Parent Common Stock, and do not represent separately bargained for consideration. The total cash consideration that will be paid in the Merger to stockholders of the Company in lieu of fractional shares of Parent Common Stock is not expected to exceed one percent of the total consideration that will be issued in the Merger to stockholders of the Company in exchange for their shares of Company Common Stock.

          4. (i) Parent has no present plan or intention, following the Merger, to reacquire, or to cause any corporation that is related to Parent to acquire, any Parent Common Stock, except for repurchases of Parent Common Stock by Parent in connection with a repurchase program meeting the requirements of Section 4.05(1)(b) of Revenue Procedure 96-30. To the best knowledge of the management of Parent, no corporation that is related to Parent has a present plan or intention to purchase any Parent Common Stock.

          (ii) For purposes of this representation letter, two corporations shall be treated as related to one another if immediately prior to or immediately after the Merger, (a) the corporations are members of the same affiliated group (within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code"), but determined without regard to Section 1504(b) of the Code) or (b) one corporation owns 50% or more of the total combined voting power of all classes of stock of the other corporation that are entitled to vote or 50% or more of the total value of shares of all classes of stock of the other corporation (applying the attribution rules of Section 318 of the Code, as modified pursuant to
Section 304(c)(3)(B) of the Code).

          5. Parent has no present plan or intention to make any distributions after the Merger to holders of Parent Common Stock (other than dividends made in the ordinary course of business).

          6. Neither Parent nor Sub (nor any other subsidiary of Parent) has acquired, or, except as a result of the Merger, will acquire, or has owned in the past five years, any Company Common Stock.

          7. Prior to the Merger, Parent will own all the capital stock of Sub. Parent has no present plan or intention to cause the Company to issue additional shares of its stock that would result in Parent owning less than all the capital stock of the Company after the Merger.

          8. Parent has no present plan or intention, following the Merger, to liquidate the Company, to merge the Company with and into another corporation, to sell or otherwise dispose of any of the stock of the Company, to cause the Company to distribute to Parent or any of its subsidiaries any assets of the Company or the proceeds of any borrowings incurred by the Company, or to cause the Company to sell or otherwise dispose of any of the assets held by the Company at the time of the Merger, except for dispositions of such assets in the ordinary course of business and transfers described in Section 368(a)(2)(C) of the Code or Treasury Regulations Section 1.368-1(d).

          9. Immediately following the Merger, the Company will hold (i) at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets that were held by the Company immediately prior to the Merger and (ii) at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets that were held by Sub immediately prior to the Merger. For purposes of this representation, amounts paid to stockholders who receive cash or other property (including cash in lieu of fractional shares of Parent Common Stock) in connection with the Merger, assets of the Company used to pay its reorganization expenses and all redemptions and distributions made by the Company (other than dividends made in the ordinary course of business) immediately preceding, or in contemplation of, the Merger will be included as assets held by the Company immediately prior to the Merger.

          10. Except for Transfer Taxes, Parent, Sub, the Company and holders of Company Common Stock will each pay their respective expenses, if any, incurred in connection with the Merger. Except to the extent specifically contemplated under the Merger Agreement neither Parent nor Sub has paid (directly or indirectly) or has agreed to assume any expenses or other liabilities, whether fixed or contingent, incurred or to be incurred by the Company or any holder of Company Common Stock in connection with or as part of the Merger or any related transactions.

          11. Following the Merger, Parent intends to cause the Company to continue its "historic business" or to use a significant portion of its "historic business assets" in a business (as such terms are defined in Treasury Regulations Section 1.368-1(d)).

          12. Neither Parent nor Sub is an investment company as defined in
Section 368(a)(2)(F)(iii) and (iv) of the Code.

          13. Neither Parent nor Sub will take any position on any Federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local tax law (and then only to the extent required by such applicable state or local tax law).

          14. None of the compensation received by any stockholder-employee of the Company in respect of periods after the Effective Time represents separate consideration for, or is allocable to, any of their Company Common Stock. None of the Parent Common Stock that will be received by any stockholder-employee of the Company in the Merger represents separately bargained for consideration which is allocable to any employment agreement or arrangement. The compensation paid to any stockholder-employees will be for services actually rendered and will be determined by bargaining at arm's-length.

          15. There is no intercorporate indebtedness existing between Parent (or any of its subsidiaries, including Sub) and the Company (or any of its subsidiaries) that was issued or acquired, or will be settled, at a discount.

          16. Neither Parent nor Sub is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

          17. Neither Parent nor Sub (nor any other subsidiary of Parent) has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code and subject to Section 355(e) of the Code (i) in the two years prior to the date of the Merger Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

          18. In connection with the Merger, Company Common Stock will be converted solely into Parent Common Stock (except for cash paid in lieu of fractional shares of Parent Common Stock and payments made in respect of dissenting shares). For purposes of this representation, Company Common Stock redeemed for cash or other property furnished directly or indirectly by Parent will be considered as acquired by Parent for other than Parent Common Stock. Further, no liabilities of the Company or any holders of Company Common Stock will be assumed by Parent, nor will any of the Company Common Stock acquired by Parent in connection with the Merger be subject to any liabilities.

          19. The Merger Agreement, the Registration Statement and the other documents described in the Registration Statement represent the entire understanding of Parent and Sub with respect to the Merger.

          20. Sub is a corporation newly formed for the purpose of participating in the Merger and at no time prior to the Merger has had assets (other than nominal assets contributed upon the formation of Sub, which assets will be held by Company as the surviving corporation following the Merger) or business operations.

          21. The Merger is being undertaken for purposes of enhancing the business of Parent and for other good and valid business purposes of Parent.

          22. The undersigned is authorized to make all the representations set forth herein on behalf of Parent and Sub.

          The undersigned acknowledges that (i) the opinions to be delivered pursuant to Sections 7.02(f) and 7.03(e) of the Merger Agreement will be based on the accuracy of the representations set forth herein and on the accuracy of the representations and warranties and the satisfaction of the covenants and obligations contained in the Merger Agreement and the various other documents related thereto, and (ii) such opinions will be subject to certain limitations and qualifications including that it may not be relied upon if any such representations or warranties are not accurate or if any such covenants or obligations are not satisfied in all material respects.

          The undersigned acknowledges that such opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.


                                   Very truly yours,


                                   NEWPORT NEWS SHIPBUILDING
                                   INC.,

                                   by
                                     ---------------------------
                                     Name:
                                     Title:

                                                                EXHIBIT D-2






                        [Letterhead of the Company]












                                                             [      ], 1999



Jones, Walker, Waechter, Poitevent,
Carrere & Denegre, L.L.P.
Place St. Charles Avenue
New Orleans, LA 70170-5100

Cravath, Swaine & Moore
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019

Ladies and Gentlemen:

          In connection with the opinions to be delivered pursuant to Sections 7.02(f) and 7.03(e) of the Agreement and Plan of Merger (the "Merger Agreement") dated as of January 19, 1999, by and among Newport News Shipbuilding Inc., a Delaware corporation ("Parent"), Ares Acquisition Corporation, a Louisiana corporation and a wholly owned subsidiary of parent ("Sub"), and Avondale Industries, Inc., a Louisiana corporation (the "Company"), and in connection with the filing with the Securities Exchange Commission (the "SEC") of the registration statement on Form S-4 (the "Registration Statement") relating to the Merger Agreement, which includes the proxy statement/prospectus of Parent and the Company, the undersigned certifies and represents on behalf of the Company, after due inquiry and investigation, as follows (any capitalized term used but not defined herein having the meaning given to such term in the Merger Agreement):

          1. The facts relating to the contemplated merger (the "Merger") of Sub with and into the Company as described in the Registration Statement and the documents described in the Registration Statement are, insofar as such facts pertain to the Company, true, correct and complete in all material respects. The Merger will be consummated in accordance with the Merger Agreement.

          2. The formula set forth in the Merger Agreement pursuant to which each issued and outstanding share of common stock of the Company, par value $1.00 per share, of the Company ("Company Common Stock") will be converted into the right to receive common stock, par value $0.01 per share, of Parent ("Parent Common Stock") is the result of arm's length bargaining.

          3. Cash payments to be made to stockholders of the Company in lieu of fractional shares of Parent Common Stock that would otherwise be issued to such stockholders in the Merger will be made for the purpose of saving Parent the expense and inconvenience of issuing and transferring fractional shares of Parent Common Stock, and do not represent separately bargained for consideration.

          4. (i) Neither the Company nor any corporation related to the Company has acquired or has any present plan or intention to acquire any Company Common Stock in contemplation of the Merger, after the Merger, or otherwise as part of a plan of which the Merger is a part. To the best knowledge of the management of the Company, neither Parent nor any corporation that is related to Parent has a present plan or intention to purchase Company Common Stock or any Parent Common Stock.

          (ii) For purposes of this representation letter, two corporations shall be treated as related to one another if immediately prior to or immediately after the Merger, (a) the corporations are members of the same affiliated group (within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code"), but determined without regard to Section 1504(b) of the Code) or (b) one corporation owns 50% or more of the total combined voting power of all classes of stock of the other corporation that are entitled to vote or 50% or more of the total value of shares of all classes of stock of the other corporation (applying the attribution rules of Section 318 of the Code, as modified pursuant to
Section 304(c)(3)(B) of the Code).

          5. The Company has not made, and does not have any present plan or intention to make, any distributions (other than dividends made in the ordinary course of business or payments made in respect of dissenting shares) prior to, in contemplation of or otherwise in connection with, the Merger.

          6. Except for Transfer Taxes and filing fees with respect to the Proxy Statement and the Form S-4 and the HSR Act, Parent, Sub, the Company and holders of Company Common Stock will each pay their respective expenses, if any, incurred in connection with the Merger. Except with respect to Transfer Taxes, the Company has not agreed to assume, nor will it directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any holder of Company Common Stock.

          7. Immediately following the Merger, the Company will hold (i) at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets that were held by the Company immediately prior to the Merger and (ii) at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets that were held by Sub immediately prior to the Merger. For purposes of this representation, amounts paid to stockholders who receive cash or other property (including cash in lieu of fractional shares of Parent Common Stock) in connection with the Merger, assets of the Company used to pay its reorganization expenses and all redemptions and distributions made by the Company (other than dividends made in the ordinary course of business) immediately preceding, or in contemplation of, the Merger will be included as assets held by the Company immediately prior to the Merger.

          8. Except as provided in the Merger Agreement, immediately prior to the time of the Merger, the Company will not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any person could acquire Company Common Stock.

          9. In connection with the Merger, Company Common Stock will be converted solely into Parent Common Stock (except for cash paid in lieu of fractional shares of Parent Common Stock and payments made in respect of dissenting shares). For purposes of this representation, Company Common Stock redeemed for cash or other property furnished, directly or indirectly, by Parent will be considered as exchanged for other than Parent Common Stock. Further, no liabilities of the Company or any holders of Company Common Stock will be assumed by Parent, nor will any of the Company Common Stock acquired by Parent pursuant to Section 2.01(a) of the Merger Agreement be subject to any liabilities.

          10. The Company is not an investment company as defined in
Section 368(a)(2)(F)(iii) and (iv) of the Code.

          11. The Company will not take any position on any Federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local tax law (and then only to the extent required by such applicable state or local tax law).

          12. None of the compensation received by any stockholder-employee of the Company in respect of periods at or prior to the Effective Time represents separate consideration for, or is allocable to, any of its Company Common Stock. None of the Parent Common Stock that will be received by stockholder-employees of the Company in the Merger represents separately bargained for consideration which is allocable to any employment agreement or arrangement. The compensation paid to any stockholder- employees will be for services actually rendered and will be determined by bargaining at arm's-length.

          13. There is no intercorporate indebtedness existing between Parent (or any of its subsidiaries, including Sub) and the Company (or any of its subsidiaries) that was issued or acquired, or will be settled, at a discount.

          14. The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

          15. It is the Company's present intention to pay all Transfer Taxes attributable to the Merger, and all payments made in respect of dissenting shares, out of the Company's own funds (and not out of funds provided, directly or indirectly, by Parent).

          16. The Merger Agreement, the Registration Statement and the other documents described in the Registration Statement represent the entire understanding of the Company with respect to the Merger.

          17. No assets of the Company have been sold, transferred or otherwise disposed of which would prevent Parent from continuing the "historic business" of the Company or from using a significant portion of the "historic business assets" of the Company in a business following the Merger (as such terms are defined in Treasury Regulations Section 1.368-1(d)).

          18. Neither the Company nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code and subject to 355(e) of the Code (i) in the two years prior to the date of the Merger Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

          19. As of the time of the Merger, the fair market value of the assets of the Company will equal or exceed the sum of its liabilities, plus the amount of liabilities, if any, to which such assets are subject.

          20. The undersigned is authorized to make all the representations set forth herein.

          The undersigned acknowledges that (i) the opinions to be delivered pursuant to Sections 7.02(f) and 7.03(e) of the Merger Agreement will be based on the accuracy of the representations set forth herein and on the accuracy of the representations and warranties and the satisfaction of the covenants and obligations contained in the Merger Agreement and the various other documents related thereto, and (ii) such opinions will be subject to certain limitations and qualifications including that it may not be relied upon if any such representations or warranties are not accurate or if any such covenants or obligations are not satisfied in all material respects.

          The undersigned acknowledges that such opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.


                                   Very truly yours,

                                   AVONDALE INDUSTRIES, INC.

                                     by _____________________
                                        Name:
                                        Title: